UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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HP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019
Proxy Statement

2

“We welcome all our stockholders to join and participate in the meeting, regardless of location, by accessing the virtual meeting. We look forward to hearing from you and responding to your questions.”

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of HP Inc. on Tuesday, April 23, 2019 at 2:00 p.m., Pacific Time. This year’s annual meeting will again be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the annual meeting of stockholders online and submit questions before and during the meeting by visiting www.hpannualmeeting.com or https://hp.onlineshareholdermeeting.com. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).

We are embracing the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. As we’ve learned, hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.hpannualmeeting.com or www.proxyvote.com/HP.

Further details about how to attend the meeting online, submit questions before or during the meeting, and information on the business to be conducted at the annual meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.

We are again providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2018 Annual Report. The notice contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this proxy statement, our 2018 Annual Report, and a form of proxy card or voting instruction card. Those who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy by mail unless they have previously requested delivery of materials electronically. This distribution process is more resource- and cost-efficient.

Your vote is important. Regardless of whether you participate in the annual meeting, we hope you vote as soon as possible. You may vote by proxy online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the annual meeting regardless of whether you attend the virtual meeting.

Thank you for your ongoing support of, and continued interest in, HP Inc.

Sincerely,

Charles “Chip” V. Bergh
Chairman of the Board

Join by internet at either
www.hpannualmeeting.com or
https://hp.onlineshareholdermeeting.com

2	www.hpannualmeeting.com

1501 Page Mill Road
Palo Alto, California 94304
(650) 857-1501
Notice of Annual Meeting of Stockholders

This notice of annual meeting, proxy statement and form of proxy for HP Inc. (“HP” or the “Company”) are being distributed and made available on or about February 26, 2019.

Time and Date
2:00 p.m., Pacific Time, on Tuesday, April 23, 2019
Place
Online at www.hpannualmeeting.com or https://hp.onlineshareholdermeeting.com
Voting
Internet
www.hpannualmeeting.com or www.proxyvote.com/HP prior to the meeting. During the meeting please visit www.hpannualmeeting.com or https://hp.onlineshareholdermeeting.com
Telephone
1-800-690-6903

Mail You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Return the card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your vote is very important. Regardless of whether you plan to virtually attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the annual meeting (other than shares held through the HP Inc. 401(k) Plan, which must be voted prior to the meeting). For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 68 of the proxy statement.

Items of Business Management Proposals
(1)	To elect the 11 Directors named in this proxy statement
(2)	To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2019
(3)	To approve, on an advisory basis, the Company’s executive compensation (“say on pay” vote)

Stockholder Proposals
(4)	To consider and vote on a stockholder proposal, if properly presented at the meeting
(5)	Such other business as may properly come before the meeting

Virtual Meeting Admission

Stockholders of record as of February 22, 2019, will be able to participate in the annual meeting by visiting our annual meeting website www.hpannualmeeting.com or https://hp.onlineshareholdermeeting.com. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 2:00 p.m., Pacific Time. Online check-in will begin at 1:30 p.m., Pacific Time, and you should allow ample time for the online check-in procedures.

Annual Meeting Website and Pre-Meeting Forum

The online format used by HP Inc. for the annual meeting also allows us to communicate more effectively with you. Stockholders can access our pre-meeting forum, where you can submit questions in advance of the annual meeting, by visiting our annual meeting website at www.hpannualmeeting.com or www.proxyvote.com/HP. Stockholders can also access copies of our proxy statement and annual report at the annual meeting website.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date

You are entitled to vote only if you were an HP Inc. stockholder as of the close of business on February 22, 2019.

By order of the Board of Directors,

Kim M. Rivera
President, Strategy and Business Management and
Chief Legal Officer, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 23, 2019. The definitive proxy statement and HP Inc.’s 2018 Annual Report are available electronically at www.proxyvote.com/HP.

Proxy Statement	3

Proxy Statement Summary

The following is a summary of certain key disclosures in our proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the proxy statement as well as our 2018 Annual Report, which includes our Annual Report on Form 10-K. References to “HP,” “the Company,” “we,” “us” or “our” refer to HP Inc. (formerly known as Hewlett-Packard Company (“HP Co.”)).

Management Proposal No. 1
Election of Directors
The Board recommends a vote FOR each Director nominee
●Our Board is committed to independent oversight of HP.
●10 of our 11 Director nominees are independent.
●Our Board is led by an independent Chairman.
●Key information regarding all of our 11 Board nominees is summarized in the table below.
  Further information beginning on page 11.

Name Principal Occupation	Age	HP Director Since	Committees	Other Current Public Company/ Public Registrant Boards
Aida M. Alvarez Independent Chair, Latino Community Foundation	69	2016		K12 Inc.
Shumeet Banerji Independent Co-Founder and Partner, Condorcet, LP	59	2011		Reliance Industries Ltd.
Robert R. Bennett Independent Managing Director, Hilltop Investments, LLC	60	2013		Discovery Communications, Inc. Liberty Media Corporation
Charles “Chip” V. Bergh Independent President and Chief Executive Officer, Levi Strauss & Co.	61	2015		Levi Strauss & Co.
Stacy Brown-Philpot Independent Chief Executive Officer, TaskRabbit	43	2015		Nordstrom, Inc.
Stephanie A. Burns Independent Former Chief Executive Officer and Chairman, Dow Corning	64	2015		Corning Incorporated Kellogg Company
Mary Anne Citrino Independent Senior Advisor and former Senior Managing Director, The Blackstone Group	59	2015		Barclays plc Royal Ahold Delhaize Alcoa Corporation
Yoky Matsuoka Independent Vice President, Healthcare Google	46	2019		None
Stacey Mobley Independent Former Senior Vice President, Chief Administrative Officer and General Counsel, E.I. du Pont de Nemours and Company	73	2015		None
Subra Suresh Independent President, Nanyang Technological University	62	2015		Singapore Exchange Limited
Dion J. Weisler President and Chief Executive Officer, HP Inc.	51	2015		Thermo Fisher Scientific Inc.
Audit Committee	Finance, Investment and Technology Committee	HR and Compensation Committee	Nominating, Governance and Social Responsibility Committee	Chair

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Board Composition

Independence	Gender Diversity	Tenure (inc. HP Co. tenure)

Governance Highlights

Independent Board Leadership
✓	Robust board oversight and leadership by an independent Chairman (more details beginning on page 26).
✓	Our independent Chairman participates in a robust stockholder outreach program.
✓	Our independent Chairman leads and coordinates the annual performance evaluation of the CEO.
✓	Our independent Chairman oversees the Board and committee evaluations and recommends changes to improve Board, committee, and individual Director effectiveness.

Other Governance Best Practices
✓	Our Bylaws provide our stockholders with a proxy access right.
✓	All members of our committees are independent.
✓	Our stockholders owning 15% or more of our common stock have a right to call special meetings. We lowered this right from 25% after engaging with our stockholders on how they would prefer to act outside of the annual meeting.
✓	Directors are elected annually by majority vote in uncontested Director elections.
✓	Each Director nominee has agreed to resign from the Board in the event that he or she fails to receive a majority vote.
✓	We have a robust and ongoing stockholder outreach program.
✓	Non-employee Directors are expected to own Company stock equal to at least five times their annual cash Board retainer within five years of joining the Board.

Management Proposal No. 2
Ratification of Independent Registered Public Accounting Firm
The Board recommends a vote FOR this Proposal
●The Audit Committee of the Board has selected Ernst & Young LLP to act as HP’s registered public accounting firm for the fiscal year ending October 31, 2019 and seeks ratification of the selection.
  Further information beginning on page 36.

Management Proposal No. 3
Advisory Vote to Approve Executive Compensation (“Say on Pay” Vote)
The Board recommends a vote FOR this Proposal
●Our Board and the HRC Committee are committed to excellence in corporate governance and to an executive compensation program that aligns the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for decisions regarding executive compensation.
●Our compensation programs have been structured to balance near-term results with long-term success, and enable us to attract, retain, focus, and reward our executive team for delivering stockholder value.
  Further information, including an overview of the compensation of our Named Executive Officers (“NEOs”), beginning on page 38.

Proxy Statement	5

Stockholder Proposal
Stockholder Proposal: Independent Board Chairman
The Board recommends a vote AGAINST this Proposal
●This stockholder proposal, which would require HP to amend its governance documents to require an independent Chairman of the Board, if properly presented, will be voted on at the annual meeting.
  Further information beginning on page 65.

Business Overview and Performance

HP Inc. is a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions and services. We sell to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health and education sectors. HP is comprised of the following business segments: Personal Systems, Printing, and Corporate Investments. In fiscal 2018, HP delivered profitable growth in both Personal Systems and Printing segments while investing strategically to fuel growth and capture the future.

Our continued efforts resulted in the following accomplishments:

●	Delivered revenue growth and margin expansion in Personal Systems, driven by innovation and focus on strategic growth areas such as Device as a Service.
●	Executed effectively in Printing with consistent revenue and profit growth combined with progress in strategic growth areas including Graphics and A3 printing.
●	Continued the integration of Samsung Electronics Co., Ltd.’s printer business expanding our A3 product portfolio and acquired Apogee Corporation, which enhanced our ability to deliver value-added services while accelerating the deployment of our superior technology into the growing A3 contractual market.
●	Strengthened our leadership position in 3D printing by extending our product portfolio with the addition of full color and metals, expanding our application ecosystem, and increasing the number of repeat orders and larger scale customer deployments.
●	Returned over $3.5 billion of capital to stockholders in the form of dividends and share repurchases.

The global-macroeconomic and foreign-currency environment was challenging in fiscal 2018. Nevertheless, as illustrated below for the three key financial measures used to fund our annual pay-for-performance incentive awards, we exceeded rigorous goals that reflected our business plan. In the three years since we separated from Hewlett Packard Enterprise “HPE,” ending in fiscal 2018, our relative total shareholder return (“TSR”) performance has been in the top-quartile of the S&P 500, which attests to the rigor of our goals:

Corporate Revenue	Corporate Net Earnings	Corporate Free Cash Flow
$58.5	$3.5	7.1%
billion	billion
(as defined on page 43) compared to a target goal of $54.7 billion under our annual incentive plan.	(as defined on page 43) compared to a target goal of $3.2 billion under our annual incentive plan.	(as a percentage of revenue; as defined on page 43) compared to a target goal of 5.85% under our annual incentive plan.

As a company, we are delivering on our commitments to our stockholders and optimizing the business to consistently deliver long-term, sustainable and profitable growth. We are continuing to grow with profitable market share in our core expansion efforts, to advance our position in our growth segments, and to invest in future categories where we can disrupt with innovation and new business models. At the same time, we are focused on increasing productivity and taking cost out of the business. We have an incredible channel network, passionate employees and a culture committed to keep reinventing. And just as importantly, we are winning the right way with a sustainable impact framework focused on people, planet and the communities in which we operate.

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Executive Compensation Philosophy

Alignment with Stockholders and Compensation Best Practices

Pay-for-Performance	Corporate Governance
The majority of target total direct compensation for executives is performance-based as well as equity-based to align executives’ rewards with stockholder value.	We do not utilize executive employment contracts for senior officers.
Total direct compensation is targeted at or near the market median.	We devote significant time to management succession planning and leadership development efforts.
Actual realized total direct compensation and pay positioning are designed to fluctuate with, and be commensurate with, actual annual and long-term performance recognizing company-wide, business, and individual results.	We maintain a market-aligned severance policy for executives and a conservative change in control policy which requires a double trigger for execution.
Incentive awards are heavily dependent upon our stock performance and are measured against objective financial metrics that we believe link either directly or indirectly to the creation of value for our stockholders. In addition, 25% of our target annual incentives are contingent upon the achievement of qualitative objectives that we believe will contribute to our long-term success.	The HRC Committee engages an independent compensation consultant.
Our compensation programs are designed to mitigate compensation-related risk (both financial and reputational) and promote long-term growth for the organization by determining award payouts based on a wide range of performance goals.
We maintain strong stock ownership guidelines for executive officers and non-employee Directors.
We balance growth, cash flow, revenue and profit objectives, as well as short- and long-term objectives to reward for overall performance that does not over-emphasize a singular focus.	We prohibit executive officers and Directors from engaging in any form of hedging transaction, holding HP securities in margin accounts and pledging stock as collateral for loans in a manner that could create compensation-related risk for the Company.
A significant portion of our long-term incentives are delivered in the form of performance-adjusted restricted stock units, referred to as “PARSUs,” which vest only upon the achievement of relative TSR and EPS objectives.	We conduct a robust stockholder outreach program throughout the year.
We validate our pay-for-performance relationship on an annual basis and our HRC Committee is actively involved in the review and approval of performance goals under our incentive plans.	We disclose our corporate performance goals and achievements relative to these goals.
The compensation of peer companies is considered in order to ensure that pay levels for the NEOs are appropriate and competitive.	We do not provide excessive perquisites to our employees including our executive officers.
The maximum payouts under annual incentive awards and under long-term incentives (“PARSUs”) are capped.	We do not allow our executives to participate in the determination of their own compensation.

Proxy Statement	7

Components of Compensation

Our primary focus in compensating executives is on the longer-term and performance-based elements of compensation. The table below shows our pay components, along with the role and factors for determining each pay component. The percentages are based on the average percentage among the NEOs including the CEO.

Pay Component	Role	Determination Factors
Base Salary	●Provides a fixed portion of annual cash income	●Value of role in competitive marketplace ●Value of role to the Company ●Skills and performance of individual compared to the market as well as others in the Company

Annual Incentive (i.e., Pay-for-Results (“PfR”))	●Provides a variable and performance-based portion of annual cash income ●Focuses executives on annual objectives that support the long-term strategy and creation of value
●Target awards based on competitive marketplace, level of position, skills and performance of executive
●Actual awards based on achievement against annual corporate, business unit, and individual goals as set and approved by the HRC

Payments to executives for annual PfR incentive purposes are made under the Stock Incentive Plan (the “Plan”)
Long-term Incentives
●Supports need for long-term sustained performance
●Aligns interests of executives and stockholders, reflecting the time-horizon and risk to investors
●Encourages equity ownership and stockholder alignment
●Retains key employees

●Target awards based on competitive marketplace, level of position, skills and performance of the executive
●Actual values based on performance against corporate goals and total stockholder return (“TSR”) performance

●Restricted Stock Units (“RSUs”) ●Performance-Adjusted Restricted Stock Units (“PARSUs”)
All others:	●Supports the health and security of our executives and their ability to save on a tax-deferred basis ●Enhances executive productivity	●Competitive market practices for similar roles ●Level of executive ●Standards of best-in-class governance
●Benefits ●Perquisites ●Severance protection

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HP’s Board considers the appropriate format of the meeting on an annual basis. HP’s current virtual format allows stockholders to submit questions and comments in our stockholder forum both before and during the meeting. We respond to all stockholder submissions received through the forum in writing on our investor relations website. The virtual meeting format allows our stockholders to engage with us no matter where they live in the world, and is accessible and available on any internet-connected device, be it a phone, a tablet, or a computer. We’re able to reach a base of stockholders that is broader than just those who can afford to travel to an in-person meeting. The virtual meeting gives us the opportunity to respond in thoughtful detail to every question all of our stockholders may have, rather than just the limited number of questions stockholders are able to ask at in-person meetings, which are answered on the fly. All of these benefits of a virtual meeting allow our stockholders to have truly robust engagement with HP.

Previous Virtual Meeting Highlights

Questions answered during the virtual annual meeting	Total questions asked and answered before and during the annual meeting	Meeting attendance year over year

HP commits to answering every question received, in writing, within one week of the annual meeting.

Please visit our HP investor events page at https://investor.hp.com to read previously answered questions.
Please join us for our Virtual Annual Meeting at www.hpannualmeeting.com or https://hp.onlineshareholdermeeting.com
To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
Stockholders can access our pre-meeting forum, where you can submit questions in advance of the annual meeting, by visiting our annual meeting website. All questions received, both during and prior to the meeting, are presented as submitted, uncensored and unedited with the exception of certain personal details for data protection purposes. If we receive substantially similar questions, we will group such questions together and provided a single response to avoid repetition.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (Toll-free)
1-720-378-5962 (Toll line)

Proxy Statement	9

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Management Proposal No. 1	Election of Directors The Board recommends a vote FOR each Director nominee

The Board of Directors of HP Inc. (the “Board”) currently consists of eleven (11) Directors. On the recommendation of the Nominating, Governance and Social Responsibility (“NGSR”) Committee, the Board has nominated the 11 persons named below for election as Directors this year, each to serve for a one-year term and until the Director’s successor is elected and qualified or, if earlier, until his or her resignation or removal.

Vote Required

Each Director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for Directors, your shares will be voted by Dion J. Weisler, Steven J. Fieler and Kim M. Rivera, as proxy holders. If you wish to give specific instructions with respect to voting for Directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Director Election Voting Standard and Resignation Policy

We have adopted a policy whereby any incumbent Director nominee who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election will tender his or her offer of resignation for consideration by the NGSR Committee. The NGSR Committee will then make a recommendation to the Board regarding the appropriate response to such an offer of resignation.

Identifying and Evaluating Candidates for Directors

The NGSR Committee uses a variety of methods for identifying and evaluating nominees for Director. The NGSR Committee, in consultation with the Chairman, regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the NGSR Committee considers various potential candidates for Director. Candidates may come to the attention of the NGSR Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the NGSR Committee and may be considered at any point during the year. As described above, the NGSR Committee considers properly submitted stockholder recommendations of candidates for the Board to be included in our proxy statement. Following verification of the stockholder status of individuals proposing candidates, recommendations are considered collectively by the NGSR Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a Director candidate, such materials are forwarded to the NGSR Committee. The NGSR Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the NGSR Committee seeks to achieve a balance of diverse knowledge, experience and capability on the Board. The NGSR Committee evaluates nominees recommended by stockholders using the same criteria it uses to evaluate all other candidates. In the case of Ms. Matsuoka, a third-party professional search firm identified her as a potential director nominee.

Proxy Statement	11

Corporate Governance

Stockholder Recommendations

The policy of the NGSR Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described above under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the NGSR Committee seeks to achieve a balance of diverse knowledge, experience and capability on the Board and to address the membership criteria set forth below. Any stockholder recommendations submitted for consideration by the NGSR Committee should include verification of the stockholder status of the person submitting the recommendation and the recommended candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary HP Inc. 1501 Page Mill Road Palo Alto, California 94304 Fax: 650-275-9138

Stockholder Nominations

In addition, our Bylaws permit stockholders to nominate Directors for consideration at an annual stockholder meeting and, under certain circumstances, to include their nominees in the HP proxy statement. For a description of the process for nominating Directors in accordance with our Bylaws, see “Questions and Answers—Voting Information.”

Director Nominees and Director Nominees’ Experience and Qualifications

The Board annually reviews the appropriate skills and characteristics required of Directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Board believes that its members should possess a variety of skills, professional experience, and backgrounds in order to effectively oversee our business. In addition, the Board believes that each Director should possess certain attributes, as reflected in the Board membership criteria described below.

Our Corporate Governance Guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should:

●	have the highest professional and personal ethics and values, consistent with our long-standing values and standards;
●	have broad experience at the policy-making level in business, government, education, technology or public service;
●	be committed to enhancing stockholder value and represent the interests of all of our stockholders; and
●	have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience (which means that Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all Director duties).

In addition, the NGSR Committee takes into account a potential Director’s ability to contribute to the diversity of background (such as race, gender, and cultural background) and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. Our Corporate Governance Guidelines can be found on our website at https://investor.hp.com/governance/ governance-documents/default.aspx.

All members of the HP Board are provided with opportunities for in-person and remote Director education on an ongoing basis, covering a variety on subjects relevant to HP. Recent topics have included strategy, innovation, people and culture development, best-practices in governance and leadership, industry updates and technology trends.

The Board believes that all the nominees named below are highly qualified, and have the skills and experience required for effective service on the Board. The biographies describe each Director’s qualifications and relevant experience in more detail. The biographies include key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board.

All of the nominees have indicated to us that they will be available to serve as Directors. In the event that any nominee should become unavailable, the proxy holders, Dion J. Weisler, Steven J. Fieler and Kim M. Rivera, will vote for a nominee or nominees designated by the Board, or the Board may choose to decrease the size of the Board or leave a vacancy on the Board.

There are no family relationships among our executive officers and Directors.

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Corporate Governance

HP’s Philosophy on Director Skills and Background

Academics

HP benefits from having leading academics in relevant fields sharing their expertise and providing valuable guidance on research trends and emerging areas of innovation.
Disruptive Innovation

At HP we continually seek to reinvent the Print and PC industries to deliver amazing innovative experiences to our customers - having disruptive innovators on our Board helps inform our strategy and drive us forward.
Finance

As a Fortune 100 company with a vast financial footprint, it’s essential that we have Directors with strong financial acumen and experience to provide sound oversight and guide our investment strategies.
Government

Substantive government experience on our Board offers us insight into the regulatory environment of the many jurisdictions in which we operate, their legislative and administrative priorities, and the potential implications for our business.
International Business

HP operates in 180 countries worldwide, making international business experience a vital perspective on our Board and enabling us to succeed in the many markets in which we operate.
Sustainability

Sustainability fuels HP’s innovation and growth while strengthening our business for the long term. Directors with a background and interest in cutting-edge sustainability initiatives offer important leadership as we pursue a more sustainable future.
Technology

With our deep history of innovation, we know that design, technology and user experience add valuable and vital components to our Board dialogue.
Operations

HP operates one of the world’s largest supply chains, spanning a diverse mix of geographies, suppliers, contractors and partners – we benefit from Directors who have successfully led complex operations and can help us to optimize our business model.
Robust Business Experience

As a large global company serving a diverse set of customer segments, HP requires a Board well-versed in navigating complexity and capitalizing on business opportunities to further our innovation and growth.
Science

Cutting edge R&D, science and engineering have been core to HP’s success for decades – Directors with scientific backgrounds can provide technical advice and bring a deep understanding of the innovative core of our company.
Strategy

The dynamic and fast-moving markets in which HP operates globally require a Board with strong strategic insights gained through multi-faceted and challenging prior experiences.
Engagement

Engagement with our stockholders and customers provides HP’s Directors with a unique understanding of the Company and the individuals and institutions we serve worldwide.

Our Directors bring an extraordinary wealth of skills and backgrounds to the Board. From Subra Suresh, an acclaimed scientist whose background in microfluidics gives him key understanding into the future of technologies including 3D printing, to Stacy Brown-Philpot, CEO of TaskRabbit, a company at the forefront of today’s personal services-oriented disruptive technology boom, our Board members are advising us based on real world experiences. MacArthur Fellow Yoky Matsuoka brings her leadership and research and development experiences from acclaimed academic institutions and industry leading companies. Their skills are complementary. Chip Bergh’s experience at Procter & Gamble and now Levi’s means he can instantly grasp the complexities of our supply chain while Shumeet Banerji and Mary Anne Citrino both come from financial industry careers, lending keen eyes to our financial management, risk oversight and investment strategy. Former public company CEOs Stephanie Burns and Robert Bennett lend the benefit of their experience at the helms of companies and Aida Alvarez and Stacey Mobley provide perspectives from the fields of government and corporate law, respectively. Together, these Directors and their skills help us to keep reinventing.

Proxy Statement	13

Corporate Governance

International Experience of our Directors

North America	Europe	Asia	Australia

Collective Skills of the Director Nominees

	Aida Alvarez	Shumeet Banerji	Robert R. Bennett	Charles V. Bergh	Stacy Brown- Philpot	Stephanie A. Burns	Mary Anne Citrino	Yoky Matsuoka	Stacey Mobley	Subra Suresh	Dion J. Weisler
Academics
Disruptive Innovation
Engagement
Finance
Government
International Business
Operations
Robust Business Experience
Science
Strategy
Sustainability
Technology
Independent
Diversity
Tenure (including HP Co.)	3 years	8 years	6 years	4 years	4 years	4 years	4 years	<1 year	4 years	4 years	4 years

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Corporate Governance

Aida M. Alvarez

Current Role
●Chair, Latino Community Foundation (since 2003)
Current Public Company Boards
●HP
●K12 Inc.
Prior Public Company Boards
●MUFG Americas Holdings Corporation
●Wal-Mart Stores, Inc.
Qualifications:
Prior Business and Other Experience
●Administrator, U.S. Small Business Administration (1997–2001)
●Director, Office of Federal Housing Enterprise Oversight (1993–1997)
●Vice President, First Boston Corporation and Bear Stearns & Co. (prior to 1993)

Independent Director Age 69 Director since 2016 HP Board Committees: HRC NGSR
Other Key Qualifications
The Honorable Aida Alvarez brings to the Board a wealth of expertise in media, public affairs, finance, and government. She led important financial and government agencies and served in the Cabinet of U.S. President William J. Clinton. She has also been a public finance executive, has chaired a prominent philanthropic organization and was an award-winning journalist. The Board also benefits from Ms. Alvarez’s knowledge of investment banking and finance.

Engagement Finance Government

Shumeet Banerji

Current Role
●Co-founder and Partner of Condorcet, LP, an advisory and investment firm that specializes in developing early stage companies (since 2013)
Current Public Company Boards
●HP
●Reliance Industries Limited
Prior Public Company Boards
●Innocoll AG
Qualifications:
Prior Business and Other Experience
●Senior Partner, Booz & Company, a consulting company (May 2012–March 2013)
●Chief Executive Officer, Booz & Company (July 2008–May 2012)
●President of the Worldwide Commercial Business, Booz Allen Hamilton (February 2008–July 2008)
●Managing Director, Europe, Booz Allen Hamilton (2007–2008)
●Managing Director, United Kingdom, Booz Allen Hamilton (2003–2007)
●Faculty, University of Chicago Graduate School of Business

Independent Director Age 59 Director since 2011 HP Board Committees: HRC NGSR, Chair
Other Key Qualifications
Mr. Banerji brings to the Board a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world through his two decades of work with Booz & Company. In particular, Mr. Banerji has valuable experience in addressing a variety of complex issues ranging from corporate strategy, organizational structure, governance, transformational change, operational performance improvement, and merger integration.

Academics Finance International Business Robust Business Experience Strategy

Proxy Statement	15

Corporate Governance

Robert R. Bennett

Current Role
●Managing Director, Hilltop Investments, LLC, a private investment company (since 2005)
Current Public Company Boards
●HP
●Discovery Communications, Inc.
●Liberty Media Corporation
Prior Public Company Boards
●Sprint Corporation
●Demand Media, Inc.
●Discovery Holding Company
●Liberty Interactive Corporation
●Sprint Nextel Corporation
Qualifications:
Prior Business and Other Experience
●President, Discovery Holding Company (2005–2008)
●President and Chief Executive Officer, Liberty Media Corporation (now Liberty Interactive Corporation) (prior to 2005)

Independent Director Age 60 Director since 2013 HP Board Committees: Audit FIT, Chair
Other Key Qualifications
Mr. Bennett brings to the Board in-depth knowledge of the media and telecommunications industry and his knowledge of the capital markets and other financial and operational matters from his experience as the president and chief executive officer of another public company, which allows him to provide an important perspective to the Board’s discussions on financial and operational issues. Mr. Bennett also has an in-depth understanding of finance and has held various financial management positions during the course of his career. He also contributes valuable insight to the Board due to his experience serving on the boards of both public and private companies.

Finance Operations Robust Business Experience Strategy

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Corporate Governance

Charles “Chip” V. Bergh

Current Role
●President, Chief Executive Officer, and Director of Levi Strauss & Co., an apparel/ retail company (since September 2011)
Current Public Company and Public Registrant Boards
●HP
●Levi Strauss & Co.
Prior Public Company Boards
●VF Corporation
Qualifications:
Prior Business and Other Experience
●Group President, Global Male Grooming, Procter & Gamble Co. (2009–September 2011)
●In 28 years at Procter & Gamble, Mr. Bergh served in a variety of executive roles, including managing business in multiple regions worldwide

Independent Chairman of the Board Age 61 Director since 2015 Chairman since 2017 HP Board Committees: HRC NGSR
Other Key Qualifications
Mr. Bergh brings to the Board extensive experience in executive leadership at large global companies and international business management. From his more than 30 years at Levi Strauss and Procter & Gamble, Mr. Bergh has a strong operational and strategic background with significant experience in brand management. He also brings public company governance experience as a board member and chair of boards and board committees of other public and private companies.

International Business Operations Robust Business Experience Strategy

Stacy Brown-Philpot

Current Role
●Chief Executive Officer, TaskRabbit, an online labor interface company (since April 2016)
Current Public Company Boards
●HP
●Nordstrom, Inc.
Prior Public Company Boards
●None
Qualifications:
Prior Business and Other Experience
●Chief Operating Officer, TaskRabbit (January 2013-April 2016)
●Entrepreneur-in-Residence, Google Ventures, the venture capital investment arm of Google, Inc., a technology company (“Google”) (May 2012–December 2012)
●Senior Director of Global Consumer Operations, Google (2010–May 2012)
●Prior to 2010, Ms. Brown-Philpot served in a variety of Director-level positions at Google
●Prior to joining Google in 2003, Ms. Brown-Philpot served as a senior analyst and senior associate at the financial firms Goldman Sachs and PwC

Independent Director Age 43 Director since 2015 HP Board Committees: Audit NGSR
Other Key Qualifications
Ms. Brown-Philpot brings to the Board extensive operational, analytical, financial, and strategic experience. In addition to her current role as CEO of TaskRabbit, Ms. Brown-Philpot’s decade of experience leading various operations at Google and her prior financial experience from her roles at Goldman Sachs and PwC provide unique operational and financial expertise to the Board.

Disruptive Innovation Finance Operations Robust Business Experience Strategy

Proxy Statement	17

Corporate Governance

Stephanie A. Burns

Current Role
●Director
Current Public Company Boards
●HP
●Corning Incorporated
●Kellogg Company
Prior Public Company Boards
●Dow Corning Corporation
●GlaxoSmithKline plc
●Manpower, Inc.
Qualifications:
Prior Business and Other Experience
●Chief Executive Officer, Dow Corning Corp., a silicon-based manufacturing company (2004–May 2011)
●President, Dow Corning (2003–November 2010)
●Executive Vice President, Dow Corning (2000–2003)

Independent Director Age 64 Director since 2015 HP Board Committees: FIT HRC, Chair
Other Key Qualifications
Dr. Burns has more than 30 years of global innovation and business leadership experience and brings significant expertise in scientific research, product development, issues management, science and technology leadership, and business management to the Board. Dr. Burns also brings public company governance experience to the Board as a member of boards and board committees of other public companies.

Finance International Business Operations Robust Business Experience Science Strategy

Mary Anne Citrino

Current Role
●Senior Advisor and former Senior Managing Director, The Blackstone Group, an investment firm (since 2004)
Current Public Company Boards
●HP
●Royal Ahold Delhaize
●Alcoa Corporation
●Barclays
Prior Public Company Boards
●Health Net, Inc.
●Dollar Tree Inc.
Qualifications:
Prior Business and Other Experience
●Managing Director, Global Head of Consumer Products Investment Banking Group, and Co-head of Health Care Services Investment Banking, Morgan Stanley (1986–2004)

Independent Director Age 59 Director since 2015 HP Board Committees: Audit, Chair FIT
Other Key Qualifications
Ms. Citrino’s more than 30-year career as an investment banker provides the Board with substantial knowledge regarding business operations strategy, as well as valuable financial and investment expertise. She also brings public company governance experience as a member of boards and board committees of other public companies.

Finance International Business Strategy

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Corporate Governance

Yoky Matsuoka

Current Role
●Vice President, Healthcare at Google, a subsidiary of Alphabet Inc. (“Alphabet”), a technology company (since 2018)
Current Public Company Boards
●None
Prior Public Company Boards
●None
Qualifications:
Prior Business and Other Experience
●Chief Technology Officer, Nest, Alphabet (2010-2015; 2017-2018)
●Executive experience in healthcare, Apple Inc., a technology company (May 2016-December 2016)
●Chief Executive Officer, Quanttus, a technology company (2015-2016)
●Head of Innovation and Co-Founder, Google [X], Alphabet (2009-2010)
●Academic experience including professorships at Carnegie Mellon University and the University of Washington (2000-2011)
●MacArthur Fellow (2007)

Independent Director Age 46 Director since 2019 HP Board Committees: Audit FIT
Other Key Qualifications
Yoky Matsuoka is an accomplished executive and technologist who brings more than two decades of leadership experience to the HP Board. Throughout her career, she has held innovation-centric roles in both Silicon Valley and in academia and brings her strong background in management, strategy and research & development to the Board.

Academics Disruptive Innovation Finance Robust Business Experience Science Technology

Stacey Mobley

Current Role
●Director
Current Public Company Boards
●HP
Prior Public Company Boards
●International Paper Company
Qualifications:
Prior Business and Other Experience
●Senior Counsel and Advisor, Dickstein Shapiro, LLP, a law firm (2008–2016)
●Senior Vice President, Chief Administrative Officer and General Counsel, E.I. du Pont de Nemours and Company (“DuPont”), a chemical company (1999–2008)
●35 years of experience at DuPont (1973–2008) serving in a variety of leadership roles

Independent Director Age 73 Director since 2015 HP Board Committees: HRC NGSR
Other Key Qualifications
Mr. Mobley’s more than 35 years of legal and senior management experience at DuPont brings a deep understanding of governance, regulations and risk management. He also brings public company governance experience as a member of boards and board committees of other public and private companies.

International Business Operations Robust Business Experience Technology

Proxy Statement	19

Corporate Governance

Subra Suresh

Current Role
●President, Nanyang Technological University, autonomous university in Singapore (since January 2018)
Current Public Company Boards
●HP
●Singapore Exchange Limited
Prior Public Company Boards
●None
Qualifications:
Prior Business and Other Experience
●Senior Advisor, Temasek International Private Ltd., an investment company headquartered in Singapore (since September 2017)
●President, Carnegie Mellon University, a global research university (July 2013–June 2017)
●Director, National Science Foundation, a federal agency charged with advancing science and engineering research and education (October 2010–March 2013)
●Dean, School of Engineering, and the Vannevar Bush Professor of Engineering, Massachusetts Institute of Technology (2007–2010)

Independent Director Age 62 Director since 2015 HP Board Committees: Audit FIT
Other Key Qualifications
Mr. Suresh’s experience as the president of a prominent research university and his experience leading new entrepreneurship, innovations, and creativity efforts bring the Board valuable insights with respect to strategic opportunities and a robust understanding of the organizational, scientific, and technological requirements of ongoing innovation.

Academics Disruptive Innovation Finance Government Science Strategy Technology

Dion J. Weisler

Current Role
●President and Chief Executive Officer, HP (since November 2015)
Current Public Company Boards
●HP
●Thermo Fisher Scientific Inc.
Prior Public Company Boards
●None
Qualifications:
Prior Business and Other Experience
●Executive Vice President, the Printing and Personal Systems Group, Hewlett-Packard Company (June 2013–November 2015)
●Senior Vice President and Managing Director, Printing and Personal Systems, Asia Pacific and Japan, Hewlett-Packard Company (January 2012–June 2013)
●Vice President and Chief Operating Officer, the Product and Mobile Internet Digital Home Groups, Lenovo Group Ltd. (January 2008–December 2011)

President, Chief Executive Officer and Director Age 51 Director since 2015 HP Board Committees: N/A
Other Key Qualifications
Mr. Weisler’s international business and leadership experience provide the Board with an enhanced global perspective. Mr. Weisler’s more than 25 years of experience in the information & technology industry and his position as HP’s Chief Executive Officer provide the Board with valuable industry insight and expertise.

Disruptive Innovation International Business Operations Robust Business Experience Strategy Technology

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Corporate Governance

Stockholder Outreach

We believe that effective corporate governance should include regular, constructive conversations with our stockholders. Over the past year, the Board has continued to engage with stockholders, including seeking and encouraging feedback from stockholders about our corporate governance practices by conducting stockholder outreach and engagement throughout the year. Our annual corporate governance investor outreach cycle, in which the Chair of the Board, Chair of the HRC and other Directors typically participate, is outlined below.

Our Investor Outreach Calendar

November 2017 ●Q4 2017 HP Inc. Earnings Conference Call ●Credit Suisse Technology, Media & Telecom Conference
December 2017 ●2017 Wells Fargo Tech Summit ●Global Mizuho Investor Conference (MIC) 2017 ●Barclays Global Technology, Media & Telecommunications Conference
January 2018 ●CES 2018 ●Citi 2018 Global TMT West Conference ●2018 HP Inc. Sustainability Webcast	Annual Stockholder outreach conducted*
February 2018 ●Q1 2018 HP Inc. Earnings Conference Call ●Morgan Stanley Technology, Media & Telecom Conference, San Francisco
April 2018 ●HP Inc. Annual Stockholder Meeting
May 2018 ●Q2 2018 HP Inc. Earnings Conference Call ●Bernstein’s 34th Annual Strategic Decisions Conference (SDC)
June 2018 ●2018 Bank of America Merrill Lynch Global Technology Conference
August 2018 ●Q3 2018 HP Inc. Earnings Conference Call	Ongoing governance Stockholder outreach conducted
September 2018 ●Citi 2018 Global Technology Conference ●HPQ 3D Printing Metal Jet Technology Briefing ●Deutsche Bank’s Technology Conference
October 2018 ●HP Securities Analyst Meeting* ●HP Inc. Announces Fiscal 2019 Financial Outlook
*	Event attended by member(s) of the HP Board.

In fiscal 2018, we conducted two outreach programs: the first in early 2018, as part of our annual investor outreach cycle, and the second in September and October 2018, as part of our outreach regarding our governance profile and the 2018 written consent proposal, described below. Through these two programs, we met or spoke with institutional investors representing more than 50% of our outstanding stock during fiscal 2018 as well as with proxy advisor firms.

Proxy Statement	21

Corporate Governance

Response to 2018 Written Consent Proposal

HP values input from stockholders throughout the year. We currently afford stockholders the opportunity to act between annual meetings through the combination of a special meeting right as well as a robust stockholder outreach program that demonstrates our openness to direct stockholder engagement. At our 2018 Annual Meeting, holders of 37.5% of our outstanding shares expressed support for an advisory proposal to provide stockholders with the ability to act by written consent without a meeting of stockholders. Of the votes cast, 50.4% supported the proposal while 49.2% voted against it, with 0.3% abstaining.

In 2018, the Board recommended voting against this proposal for the following key reasons:

●	HP’s commitment to good corporate governance;
●	the existing right of HP stockholders to call a special meeting of stockholders; and
●	the Board’s belief that the proposal would circumvent the protections, procedural safeguards and advantages provided to all stockholders by stockholder meetings.

The Board remains concerned about the disruptive effect a stockholder written consent solicitation could have on the Board’s and stockholders’ ability to thoroughly consider significant corporate actions and possible alternatives. The Board also is mindful of the closeness of the written consent proposal vote at the 2018 Annual Meeting and the significant lack of consensus reflected in the vote, as well as the importance of respecting the perspectives expressed by all stockholders. The Board determined that, in light of these and other concerns raised regarding written consent, the appropriate approach would be to conduct further engagement with our stockholders to better understand the vote results and incorporate stockholder feedback into any actions we might take.

We view our relationships with stockholders and other stakeholders as fundamental to good corporate governance practices, and we have a strong record of stockholder engagement and responsiveness to stockholder concerns. We believe that effective corporate governance should include regular, constructive conversations with our stockholders. The Board and management have continued to seek out and encourage feedback from stockholders about our corporate governance practices by conducting annual stockholder outreach and engagement in January 2019. In addition, consistent with our commitment to soliciting and considering feedback from stockholders, during September and October 2018, and again in January 2019, we solicited specific feedback from our stockholders related to the written consent proposal to better understand how stockholders think about responsiveness in light of the closeness of the vote for the proposal. We also sought to assess from stockholders whether support for the proposal in fact represents a desire for written consent or was intended to convey other preferences or priorities (for example, a view that our original 25% threshold for calling a special meeting was higher than that particular stockholder preferred).

On this particular issue, HP representatives engaged with our 75 largest stockholders in September and October of 2018 and again in January of 2019, representing over 68% of our outstanding shares as of September 2018. We received feedback from stockholders that represented over 50% of our outstanding shares. Of those that provided feedback, approximately 60% (representing almost 30% of our outstanding shares at the time) voted against the proposal and almost 40% (representing over 20% of our outstanding shares at the time) voted for the proposal. Senior management and three members of the Board, including the Chair of the Board and the Chair of the HRC and a member of the NGSRC, then invited our top 20 stockholders, representing an aggregate of over 46% of our outstanding shares at the time, to engage in further discussions during our annual stockholder outreach program in January 2019.

During these interactions, we discussed HP’s record of strong governance practices and responsiveness to stockholder concerns. We specifically focused on the 2018 written consent proposal with our stockholders, explaining the Board’s reasons for opposing the proposal and asking the stockholders to provide their perspectives on the rationale underlying their particular vote decisions and on potential next steps for HP. Our stockholders were pleased to be consulted and overall expressed their appreciation of our current corporate governance profile, long record of engagement with and responsiveness to stockholders, commitment to transparency, and openness to addressing stockholders’ desires through a more accessible opportunity to act between annual meetings. Not one of the stockholders with whom we spoke raised any concerns or issues with the approach we took with respect to seeking additional feedback and conducting further engagement rather than unilaterally acting without the benefit of such additional outreach.

We heard the following key perspectives from our stockholders. First, a large majority of the stockholders we consulted prefer the right to call a special meeting over the right to act by written consent, expressing the views that the former is more protective of stockholders, accessible and inclusive, among other reasons. Nearly 76% of the stockholders we conversed with during our engagement (representing over 38% of our outstanding shares at the time) preferred that we consider lowering our special meeting threshold instead of implementing written consent. Many of those with whom we spoke volunteered that they had voted against the written consent proposal specifically because HP already afforded stockholders the right to call a special meeting. Many of these stockholders further noted they prefer the right to call a special meeting over the right to act by written consent because, while both provide stockholders an avenue to be heard outside the annual meeting cycle, special meetings better facilitate participation of all stockholders to discuss the topic under consideration through an orderly process.

Regardless of their views on the right to act by written consent, stockholders believed it was important that the Board appropriately respond to the various views expressed in the vote outcome regarding the written consent proposal, including through engagement. Before taking action, however, the Board wanted to understand how our stockholders would view the Board unilaterally amending our Bylaws to lower the special meeting threshold in lieu of adopting written consent, and whether they would consider this approach responsive to the close vote outcome on the written consent proposal.

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Corporate Governance

In addition to stockholder feedback, the Board considered the following factors when considering implementation of the proposal:

●

the slim margin by which the proposal passed (50.4% of the votes cast, representing 37.5% of the outstanding shares), and the significant number of stockholders that opposed the proposal (49.2% of the votes cast);

●	the lack of consensus among our stockholders regarding whether written consent would in fact be a desirable feature if included in our governance profile;
●	a nearly identical written consent stockholder proposal having failed at our 2015 Annual Meeting, with support of only 43.3% of votes cast;
●

our special meeting threshold of 25% was appropriate at the time Hewlett-Packard Company adopted the right in 2007, and it continues to be the median threshold for stockholders to call a special meeting among S&P 500 companies;

●	evolving voting policies and guidelines of investors and third-party advisory firms regarding the ability to act in between annual meetings;
●	the rights we already provide our stockholders, which include the right to call a special meeting and nominate Directors to the Board through proxy access; and
●

our current stockholder base and the relatively constant presence of at least one stockholder that has owned or controlled the vote of more than ten percent of our outstanding shares over the past few years, which led the Board to believe a 15% threshold was appropriate for the right to call a special meeting.

During our engagement, all stockholders we conversed with approved of or did not express an adverse view on the Board’s process in responding to the stockholder proposal and thoughtful approach to gathering feedback. Many stockholders even expressed the view that HP’s then-current governance regime, including the right for stockholders to call a special meeting at a 25% threshold, provides appropriate stockholder rights and that the Board did not need to take any action to provide additional stockholder rights. The Board and management, however, are mindful of some stockholders’ desires for accessible rights, and therefore concluded that non-action would not be necessarily responsive to stockholders’ concerns in our particular circumstances.

Accordingly, the Board determined it would be consistent with the wishes of the broadest group of our stockholders and responsive to the vote on the written consent proposal to facilitate the ability of stockholders to act in between annual meetings. Specifically, the Board determined, taking into account the feedback received from stockholders among other factors, to amend the existing stockholder right to call special meetings in our Bylaws to lower the threshold requirement to call a special meeting from 25% to 15% of our outstanding shares in lieu of adopting the right to act by written consent. This amendment was made effective as of February 7, 2019. We will continue to welcome stockholder feedback on these and other matters of importance to our investors and will incorporate such feedback appropriately into our decision-making actions and approach to engagement and governance.

Recent Corporate Governance Updates

HP’s corporate governance policies and practices are continuously evolving – from our time as Hewlett-Packard Company to our new identity as HP Inc., we’ve always led by example, adopting changes in line with our commitment to the highest standards of governance. Stockholder input has been key to our progression and as we continue to evolve our corporate governance policies and practices, we will continue to solicit feedback from our stockholders regarding our governance profile. The following examples highlight some of the key features of our corporate governance policies and practices, including updates we have recently made to strengthen our policies and practices:

●

Our Board continues to believe that it is in the current best interests of our stockholders and the Company to have an independent Chairman. Accordingly, Chip Bergh has served as our independent Chairman since July 2017.

●

We continue to engage in a robust and ongoing stockholder engagement program. In fiscal 2018, in addition to our CEO and independent Chairman, the Chair of our HRC Committee also met with stockholders during our stockholder engagement program. In particular, as described in detail above, we also conducted robust outreach to stockholders in the fall of 2018 focused specifically on our governance profile and engaged in substantive discussions regarding desired responses to the 2018 stockholder proposal on stockholder action by written consent.

●

Since 2016, our NGSR Committee has reviewed and discussed our environmental, sustainability, diversity and social impact strategy at every regular meeting of the Committee, providing valuable advice and insights. As a result, in 2018 HP was awarded the highest possible score during ISS’s first-ever Environmental & Social (E&S) Disclosure QualityScore review process. For more information on our efforts in this space including our Sustainable Impact Report please visit https://www8.hp.com/us/en/hp-information/global-citizenship/index.html.

●

As described above, effective as of January 22, 2019, we have amended the stockholder right to call special meetings in our Bylaws to lower the threshold requirement to call such a meeting from 25% to 15% of our outstanding shares. We decided to amend this right after extensive outreach to our top 75 stockholders regarding their desired response to the 2018 stockholder proposal on stockholder action by written consent.

●

As part of our commitment to the highest standards of governance, in 2018 we became a signatory to the Commonsense Principles of Corporate Governance 2.0, a set of corporate governance principles we and the other signatories believe serve the best interests of U.S. corporations and financial markets.

Proxy Statement	23

Corporate Governance

●	We have evaluated our governance practices against the Corporate Governance Principles for U.S. Listed Companies published by the Investor Stewardship Group (“ISG”), a collective of some of the largest U.S.-based institutional investors and global asset managers, and we believe that our governance policies and practices are consistent with the ISG principles. The following table shows how certain of our key governance practices align with the ISG principles:

ISG Principle		HP Governance Policy or Practice
Principle 1:	Boards are accountable to stockholders.
●Annual election of each Director, for a one-year term
●Proxy access that allows stockholder to nominate Directors
●Each Director has agreed to tender his or her resignation if they fail to receive a majority of votes cast
●Annual stockholder outreach program that typically includes the Chair of the Board, the Chair of the HRC and other Directors
●No poison pill
●Extensive disclosure of our corporate governance and Board practices

Principle 2:	Stockholders should be entitled to voting rights in proportion to their economic interest.	●One share, one vote
Principle 3:	Boards should be responsive to stockholders and be proactive in order to understand their perspectives.
●Directors participate in our stockholder outreach programs, including in our outreach regarding the 2018 written consent proposal
●Directors are available for stockholder engagement outside our engagement programs
●Many Directors participate in and attend our annual meeting, at which management and those Directors present respond to each stockholder question

Principle 4:	Boards should have a strong, independent leadership structure.
●Independent Chair of the Board, with clearly defined responsibilities
●Structure for a Lead Independent Director if the Chair is not independent
●Robust independent key committees and other structures for facilitating contribution of independent Directors

Principle 5:	Boards should adopt structures and practices that enhance their effectiveness.
●Ten of our eleven Director nominees are independent, with our Director nominees representing diverse backgrounds, skills and experiences
●Each Board committee is fully independent
●Track record of open dialogue between the Board and management
●Robust annual self-evaluation program

Principle 6:	Boards should develop management incentive structures that are aligned with the long-term strategy of the company.	●Performance-oriented LTI mix with metrics that support our long-term strategy ●Combination of short- and long-term performance goals ●Executive and Director share ownership requirements

Director Independence

Our Corporate Governance Guidelines, which are available on our website at https://investor.hp.com/governance/governance-documents/default.aspx, provide that a substantial majority of the Board will consist of independent Directors and that the Board can include no more than three Directors who are not independent Directors. The independence standards can be found as Exhibit A to our Corporate Governance Guidelines. Our Director independence standards are consistent with, and in some respects more stringent than, the New York Stock Exchange (“NYSE”) Director independence standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing and the U.S. Securities and Exchange Commission (the “SEC”) standards and each member of the HRC Committee meets the heightened independence standards required for compensation committee members under the applicable listing standards and SEC standards.

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Corporate Governance

Under our Corporate Governance Guidelines, a Director will not be considered independent in the following circumstances:

●	The Director is, or has been within the last three years, an employee of HP, or an immediate family member of the Director is, or has been within the last three years, an executive officer of HP.
●	The Director has been employed as an executive officer of HP, its subsidiaries or affiliates within the last five years.
●	The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from HP, other than compensation for Board service, compensation received by a Director’s immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.
●	(A) The Director or an immediate family member is a current partner of the firm that is HP’s internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who personally worked on HP’s audit; or (D) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP’s audit within that time.
●	The Director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP’s present executive officers at the same time serves or has served on that company’s compensation committee.
●	The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
●	The Director is affiliated with a charitable organization that receives significant contributions from HP.
●	The Director has a personal services contract with HP or an executive officer of HP.

For these purposes, an “immediate family” member includes a person’s spouse, parents, step-parents, children, step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director’s home.

In determining independence, the Board reviews whether Directors have any material relationship with HP. An independent Director must not have any material relationship with HP, either directly or as a partner, stockholder or officer of an organization that has a relationship with HP, nor any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In assessing the materiality of a Director’s relationship to HP, the Board considers all relevant facts and circumstances, including consideration of the issues from the Director’s standpoint and from the perspective of the persons or organizations with which the Director has an affiliation, and is guided by the standards set forth above.

In making its independence determinations, the Board considered transactions occurring since the beginning of fiscal 2016 between HP and entities associated with the independent Directors or their immediate family members. In addition to the transactions described below under “Fiscal 2018 Related-Person Transactions,” if any, the Board’s independence determinations included consideration of the following transactions:

Current Directors:

●	Mr. Bergh has served as President and Chief Executive Officer and a Director of Levi Strauss & Co. since September 2011. HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years with Levi Strauss & Co. The amount that HP paid in each of the last three fiscal years to Levi Strauss & Co., and the amount received in each fiscal year by HP from Levi Strauss & Co., did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of either company’s consolidated gross revenues.
●	Mr. Suresh has served as President of Nanyang Technological University since January 2018. HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years with Nanyang Technological University. The amount that HP paid in each of the last three fiscal years to Nanyang Technological University, and the amount received in each fiscal year by HP from Nanyang Technological University, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of either entity’s consolidated gross revenues.
●	Ms. Matsuoka has served as Vice President, Healthcare at Google, a subsidiary of Alphabet, since 2018. HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years with Google and Alphabet. The amount that HP paid in each of the last three fiscal years to Google and Alphabet, and the amount received in each fiscal year by HP from Google and Alphabet, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of either company’s consolidated gross revenues.
●	Each of Mr. Banerji, Mr. Bennett, Ms. Brown-Philpot, Ms. Burns, Ms. Citrino, Ms. Matsuoka, and Mr. Mobley, or one of their immediate family members, is a non-employee Director, trustee or advisory board member of another company that did business with HP at some time during the past three fiscal years. These business relationships were as a supplier or purchaser of goods or services in the ordinary course of business.

As a result of this review, the Board has determined the transactions described above and below under “Fiscal 2018 Related-Person Transactions,” if any, would not interfere with the Director’s exercise of independent judgment in carrying out the responsibilities of a Director. The Board has also determined that, with the exception of Mr. Weisler, (i) each of HP’s independent Directors, including Ms. Alvarez, Mr. Banerji, Mr. Bennett, Mr. Bergh, Ms. Brown-Philpot, Ms. Burns, Ms. Citrino, Ms. Matsuoka, Mr. Mobley and Mr. Suresh, and (ii) each of the members of the Audit Committee, the HRC Committee and the NGSR Committee, has (or had) no material relationship with HP (either directly or as a partner, stockholder or officer of an organization that has a relationship with HP) and is (or was) independent within the meaning of the NYSE and our Director independence standards. The Board has determined that Mr. Weisler is not independent because of his status as our current President and CEO.

Proxy Statement	25

Corporate Governance

Board Leadership Structure

The HP Board continuously evaluates its leadership structure. Our Board continues to believe that it is in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Bergh serves as our independent Chairman of the Board. Our Board believes that our current structure, with an independent Chairman, who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong leadership and corporate governance structure that best serves the needs of HP and its stockholders. The Board will continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to HP and its future needs. For additional information regarding HP’s board leadership structure please read the Board’s Opposition Statement to the Stockholder Proposal, beginning on page 66.

Independent Chairman

●	oversees the planning of the annual Board of Directors calendar
●	in consultation with the CEO and the other Directors, schedules, approves and sets the agenda for meetings of the Board and chairs and leads the discussion at such meetings
●	chairs HP’s annual meeting of stockholders
●	is available in appropriate circumstances to speak on behalf of the Board and for consultation and direct communication with major stockholders upon request
●	provides guidance and oversight to management
●	helps with the formulation and implementation of HP’s strategic plan
●	serves as the Board liaison to management
●	has the authority to call meetings of the independent Directors and schedules, sets the agenda for, and presides at executive sessions of the independent Directors
●	approves information sent to the Board of Directors
●	assists the Chairs of the Board committees in preparing agendas for the respective committee meetings
●	works with the HRC Committee to coordinate the annual performance evaluation of the CEO
●	works with the NGSR Committee to oversee the Board and committee evaluations and recommends changes to improve the Board, the committees, and individual Director effectiveness
●	performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines or as requested by the Board from time to time

Board Risk Oversight

The Board, with the assistance of committees of the Board as discussed below, reviews and oversees our enterprise risk management (“ERM”) program. This enterprise-wide program is designed to enable effective and efficient identification of, and management’s visibility into, critical enterprise risks. It also facilitates the incorporation of risk considerations into decision making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue around risk at the senior management and Board levels and facilitate appropriate risk response strategies. Under the ERM program, management develops a holistic portfolio of our enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal HP organizations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.

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Corporate Governance

The Board oversees management’s implementation of the ERM program, including reviewing our enterprise risk portfolio and evaluating management’s approach to addressing identified risks. Various Board committees also have responsibilities for oversight of risk management that supplement the ERM program as follows:

Compensation Risk Assessment

During fiscal 2018, Frederic W. Cook and Co., Inc. (“FW Cook”), independent compensation consultants to the HRC Committee, conducted a risk assessment of our executive compensation programs, policies and processes for all employees, reviewing our practices relative to market “best practice” and considering risk mitigation factors. FW Cook concluded that our compensation programs and practices do not create risks that are reasonably likely to have a material adverse effect on HP.

Overall, we believe that our compensation programs contain an appropriate balance of fixed and variable features and short- and long-term incentives, as well as complementary metrics with reasonable, performance-based goals and linear payout curves under most plans. We believe that these factors, combined with effective Board and management oversight, operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation-related aspects of their jobs.

Proxy Statement	27

Corporate Governance

Current Committee Memberships

Name	Audit	Finance, Investment and Technology	HR and Compensation	Nominating, Governance and Social Responsibility
Independent Directors
Aida M. Alvarez			●	●
Shumeet Banerji			●	Chair
Robert R. Bennett	●	Chair
Charles “Chip” V. Bergh			●	●
Stacy Brown-Philpot	●			●
Stephanie A. Burns		●	Chair
Mary Anne Citrino	Chair	●
Yoky Matsuoka	●	●
Stacey Mobley			●	●
Subra Suresh	●	●
Other Directors
Dion J. Weisler

●	— Member
— Audit Committee “financial expert”

During fiscal 2018, the Board held 7 meetings, all of which included executive sessions. Each incumbent Director serving during fiscal 2018 attended at least 75% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a Director. During fiscal 2018, we had the following four standing committees, which held the number of meetings indicated in parentheses during fiscal 2018: Audit Committee (13); FIT Committee (7); HRC Committee (5); and NGSR Committee (5). All of the committee charters are available on our investor relations website at https://investor.hp.com/governance/governance-documents/default.aspx.

Directors are encouraged to participate in our annual meeting of stockholders. At our last annual meeting on April 24, 2018, 6 of our 10 then-Directors, all 10 of whom are standing for re-election this year, attended the meeting.

Audit Committee

We have an Audit Committee established in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board in fulfilling its responsibilities for overseeing our financial reporting processes and the audit of our financial statements. Specific duties and responsibilities of the Audit Committee include, among other things:

Independent Registered Public Accounting Firm
●appointing, overseeing the work of, evaluating, compensating and retaining the independent registered public accounting firm;
●discussing with the independent registered public accounting firm its relationships with HP and its independence, and periodically considering whether there should be a regular rotation of the accounting firm in order to assure continuing independence;
●overseeing the rotation of the independent registered public accounting firm’s lead audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years in accordance with SEC regulations, with the Audit Committee directly involved in the selection of the accounting firm’s lead partner; and
●determining whether to retain or, if appropriate, terminate the independent registered public accounting firm.

Audit & Non-Audit Services; Financial Statements; Audit Report
●reviewing and approving the scope of the annual independent audit, the audit fee, other audit services, and the financial statements;
●preparing the Audit Committee report for inclusion in the annual proxy statement; and
●overseeing our financial reporting processes and the audit of our financial statements, including the integrity of our financial statements.

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Corporate Governance

Disclosure Controls; Internal Controls & Procedures; Legal Compliance
●reviewing our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; and
●overseeing compliance with legal and regulatory requirements.

Risk Oversight
●reviewing risks facing HP and management’s approach to addressing these risks, including significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on our financial statements; and
●discussing policies with respect to risk assessment and risk management.

Related Party Transactions	●overseeing relevant related party transactions governed by applicable accounting standards (other than related-person transactions addressed by the NGSR Committee).
Annual Review/Evaluation	●annually reviewing the Audit Committee’s charter and performance.

The Board determined that each of Ms. Citrino, chair of the Audit Committee, and the other Audit Committee members (Mr. Bennett, Ms. Brown-Philpot, Ms. Matsuoka and Mr. Suresh) is independent within the meaning of the NYSE and SEC standards of independence for Directors and audit committee members, and has satisfied the NYSE financial literacy requirements. The Board also determined that each of Mr. Bennett, Ms. Brown-Philpot, Ms. Citrino and Mr. Suresh is an “audit committee financial expert” as defined by the SEC rules.

The report of the Audit Committee is included on page 36.

Finance, Investment and Technology Committee

The FIT Committee provides oversight of the finance and investment functions of HP. The FIT Committee’s responsibilities and duties include, among other things:

Treasury Matters
●reviewing or overseeing significant treasury matters such as capital structure and allocation strategy, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending.

M&A Transactions & Strategic Alliances
●assisting the Board in evaluating investment, acquisition, enterprise services, joint venture and divestiture transactions in which we engage as part of our business strategy from time to time and reporting and making recommendations to the Board as to scope, direction, quality, investment levels and execution of such transactions;
●evaluating and revising our approval policies with respect to such transactions;
●overseeing our integration planning and execution and the financial results of such transactions after integration;
●evaluating the execution, financial results and integration of our completed transactions; and
●overseeing and approving our strategic alliances.

Capitalization; Debt & Obligations; Swaps
●reviewing or overseeing our capital structure and allocation strategy;
●overseeing our loans and loan guarantees of third-party debt and obligations; and
●annually reviewing and approving certain swaps and other derivative transactions.

Technology Strategies & Guidance
●making recommendations to the Board as to scope, direction, quality, investment levels, and execution of our technology strategies;
●overseeing the execution of technology strategies formulated by management; and
●providing guidance on technology as it may pertain to, among other things, market entry and exit, investments, mergers, acquisitions and divestitures, new business divisions and spin-offs, research and development investments, and key competitor and partnership strategies.

Proxy Statement	29

Corporate Governance

Nominating, Governance and Social Responsibility Committee

The NGSR Committee oversees, and represents and assists the Board (and management, as applicable) in fulfilling its responsibilities relating to, our corporate governance, Director nominations and elections, HP’s policies and programs relating to global citizenship and other legal, regulatory and compliance matters relating to current and emerging political, environmental, global citizenship and public policy trends. Specific duties and responsibilities of the NGSR Committee include, among other things:

Board Matters
●developing and recommending to the Board the criteria for identifying and evaluating Director candidates and periodically reviewing these criteria;
●identifying and recommending candidates to be nominated for election as Directors at our annual meeting, consistent with criteria approved by the Board;
●annually assessing the size, structure, functioning, and composition of the Board and recommending assignments of Directors to Board committees and chairs of Board committees;
●identifying and recruiting new Directors, establishing procedures for the consideration of Director candidates recommended by stockholders and considering candidates proposed by stockholders;
●assessing the contributions and independence of Directors in determining whether to recommend them for election or reelection to the Board; and
●periodically reviewing the Board’s leadership structure, recommending changes to the Board as appropriate and, if the Chairman of the Board is not independent, making a recommendation to the independent Directors regarding the appointment of the Lead Independent Director.

HP Governing Documents & Corporate Governance Guidelines & Other Policies
●conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members, and making recommendations to the Board related to such matters;
●developing and regularly reviewing corporate governance principles, including our Corporate Governance Guidelines;
●reviewing proposed changes to our Certificate of Incorporation, Bylaws and Board committee charters; and
●establishing policies and procedures for the review and approval of related-person transactions and conflicts of interest, including the reviewing and approving all potential “related-person transactions” as defined under SEC rules.

Stockholder Rights
●assessing and making recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; and
●reviewing stockholder proposals in conjunction with the CEO and recommending Board responses.

Public Policy Trends & Issues
●reviewing emerging corporate governance issues and practices;
●identifying, evaluating, and monitoring social, political, and environmental trends, issues, concerns, legislative proposals, and regulatory developments that could significantly affect the public affairs of HP; and
●reviewing, assessing, reporting, and providing guidance to management and the full Board relating to activities, policies, and programs with respect to public policy matters and policies and programs relating to global citizenship, as applicable.

Annual Review/Evaluation
●overseeing the policies relating to, and the manner in which HP conducts, its government relations activities;
●annually reviewing the NGSR Committee’s charter and performance; and
●overseeing the annual self-evaluation of the Board and its committees.

The Board determined that each of Mr. Banerji, who serves as chair of the NGSR Committee, and the other NGSR Committee members (Ms. Alvarez, Mr. Bergh, Ms. Brown-Philpot and Mr. Mobley) is independent within the meaning of the NYSE Director independence standards.

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Corporate Governance

HR and Compensation Committee

The HRC Committee discharges the Board’s responsibilities related to the compensation of our executives and Directors and provides general oversight of our compensation structure, including our equity compensation plans and benefits programs. Specific duties and responsibilities of the HRC Committee include, among other things:

Executive Compensation, Stock Ownership & Performance Reviews
●recommending all elements of the CEO’s compensation to the independent members of the Board for their review and approval;
●reviewing and approving objectives relevant to other executive officer compensation and evaluating performance and determining the compensation of other executive officers in accordance with those objectives;
●conducting annual performance evaluation of CEO; soliciting 360 feedback across organization;
●reviewing performance feedback on executive team members;
●approving severance arrangements and other applicable agreements and policies for executive officers; and
●adopting and monitoring compliance with stock ownership guidelines for executive officers.

Non-Equity Compensation Plans, Incentive Plans & Other Employee Benefit Plans
●overseeing and monitoring the effectiveness of non-equity-based benefit plan offerings, including but not limited to non-qualified deferred compensation, fringe benefits, and any perquisites, in particular those pertaining to Section 16 officers, and approving any material new employee benefit plan or change to an existing plan that creates a material financial commitment by HP.

Director Compensation & Stock Ownership
●establishing compensation policies and practices for service on the Board and its committees, including annually reviewing the appropriate level of Director compensation and recommending to the Board any changes to that compensation; and
●adopting and monitoring compliance with stock ownership guidelines for Directors.

Executive Succession Planning & Leadership Development
●reviewing senior management selection and overseeing succession planning, leadership development, diversity and pay equity; and
●driving CEO succession planning process in partnership with chairman and full board.

Compensation Consultants
●engaging compensation consultants on various topics to understand market perspectives;
●engaging compensation consultant for independent perspective on compensation programs; and
●assessing the independence of all advisors (whether retained by the HRC Committee or management) that provide advice to the HRC Committee, in accordance with applicable listing standards.

Risk Assessment; Other Disclosure
●overseeing, approving, and evaluating HP’s overall human resources and compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management and other employees, and confirming they do not encourage risk taking that is reasonably likely to have a material adverse effect on HP;
●reviewing and discussing with management the Compensation Discussion and Analysis and performing other reviews and analyses and making additional disclosures as required of compensation committees by the rules of the SEC or applicable exchange listing requirements; and
●reviewing the results of stockholder advisory votes on HP’s executive compensation program and recommending to the Board or the NGSR Committee how to respond to such votes.

Annual Review/Evaluation	●overseeing the annual evaluation of the CEO with input from all non-employee Board members; and ●annually evaluating the HRC Committee’s performance and charter.
People Processes & Culture
●reviewing employee engagement and cultural initiatives including key training and development programs (executive and manager training, unconscious bias), diversity and inclusion programs and results of the employee engagement survey; and
●monitoring the key health metrics to evaluate the workforce including workforce diversity, key hires, turnover and restructuring.

The Board determined that each of Ms. Burns, who serves as chair of the HRC Committee, and the other HRC Committee members (Ms. Alvarez, Mr. Banerji, Mr. Bergh and Mr. Mobley) is independent within the meaning of the NYSE standards of independence for Directors and compensation committee members.

Proxy Statement	31

Corporate Governance

Executive Sessions

During fiscal 2018, the Directors regularly met in executive session, including executive sessions of only the independent Directors. In fiscal 2019, HP plans to hold additional executive sessions of only the independent Directors. Throughout fiscal 2018, Mr. Bergh served as independent Chairman. As such, Mr. Bergh scheduled and chaired each executive session held during fiscal 2018. Any independent Director may request that an additional executive session be scheduled.

Communications with the Board

Stockholders and other interested parties can contact the HP Board by email at bod@hp.com or by mail at:

The HP Board of Directors
1501 Page Mill Road
Palo Alto, California 94304

All Directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or to individual Directors, as appropriate. Our independent Directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted. Communications that are intended specifically for the Chairman of the Board, other independent Directors, or the non-employee Directors should be sent to the e-mail address or street address noted above, to the attention of the Chairman of the Board.

Code of Conduct

We maintain a code of business conduct and ethics for Directors, officers and employees known as Integrity at HP, which is available on our website at https://investor.hp.com/governance/integrity-at-hp/default.aspx. If the Board grants any waivers from our Standards of Business Conduct to any of our Directors or executive officers, or if we amend our Standards of Business Conduct, we will, if required, disclose these matters via updates to our website on a timely basis.

Director Compensation and Stock Ownership Guidelines

Non-employee Director compensation is determined annually by the Board acting on the recommendation of the HRC Committee. In formulating its recommendation, the HRC Committee considers market data for our peer group and input from the third-party compensation consultant retained by the HRC Committee regarding market practices for Director compensation. Mr. Weisler, as an employee of the Company, does not receive any separate compensation for his HP Board activities.

For the 2018 Board year, which began March 1, 2018, each non-employee Director was entitled to receive an annual cash retainer of $105,000, an increase of $5,000 from the previous Board year. For fiscal 2018, this therefore equaled an aggregate annual retainer of $103,267, as our board and fiscal years end in February and October, respectively. Non-employee Directors may elect to defer up to 50% of their annual cash retainer. Additionally, in lieu of the annual cash retainer, non-employee Directors may elect to receive an equivalent value of equity either entirely in fully vested shares or in equal values of shares and stock options. For fiscal 2018, one non-employee Director elected to receive an equivalent value of equity in shares and stock options, and two non-employee Directors elected to defer their annual cash retainer.

Each non-employee Director also received an annual equity retainer of $205,000 for service during the 2018 Board year. Under special circumstances, the annual equity retainer may be paid in cash. No annual equity retainer was paid in cash during fiscal 2018. Typically, the annual equity retainer is paid at the election of the Director either entirely in fully vested shares or in equal values of shares and stock options. The number of shares subject to the equity awards is determined based on the fair market value of our stock on the grant date, and the number of shares subject to the stock option awards is determined as of the grant date based on a Black-Scholes-Merton option pricing formula. Equity grants to outside Directors are primarily intended to strengthen alignment with shareholder interests and to reinforce a long-term ownership view of the company and its value. Retention is not the focus of equity grants for outside Directors and could cause entrenchment, which is why the HRC Committee eliminated service-related vesting on equity awards in July 2017. Non-employee Directors may elect to defer the settlement of shares received as part of the Director compensation program until either (a) upon the first to occur of the Director’s death, disability (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) or when the Director no longer serves as a member of the HP Board (a “Separation From Service” as defined in Section 409A of the Code) or (b) April 1 of a given year; however, non-employee Directors may not defer the settlement of any stock options received.

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Corporate Governance

The Chairman of the Board receives an additional $200,000 annual Chairman retainer in recognition of the greater duties that his position requires. In addition to the regular annual cash and equity retainers, and the Chairman retainer described above, the non-employee Directors who served as chairs of standing committees during fiscal 2018 received cash retainers for such service. The Board approved annual cash retainers for committee chairs as follows for chair service during fiscal 2018:

●	$25,000 for the Audit Committee Chair from November 1, 2017-March 1, 2018 - effective March 1, 2018, the committee approved an increase of $5,000 to the Audit Committee Chair fee, raising it to $30,000;
●	$20,000 for the HRC Committee Chair; and
●	$15,000 for Chairs of other Board standing committees.

Each non-employee Director also receives $2,000 for Board meetings attended in excess of ten meetings per Board year (which begins in March and ends the following February), and $2,000 for each committee meeting attended in excess of a total of ten meetings of each committee per Board year.

Non-employee Directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are invited to attend Board events), and non-employee Directors may use the Company aircraft for travel to and from Board meetings and other company events.

Fiscal 2018 Director Compensation

Name(3)	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Aida Alvarez	$103,267	$205,004	$—	$—	$308,271
Shumeet Banerji	$118,257	$205,004	$—	$—	$323,261
Robert R. Bennett	$122,257	$205,004	$—	$—	$327,261
Charles “Chip” V. Bergh	$233,083	$155,014	$155,005	$—	$543,102
Stacy Brown-Philpot	$107,267	$205,004	$—	$—	$312,271
Stephanie A. Burns	$123,253	$205,004	$—	$—	$328,257
Mary Anne Citrino	$135,586	$102,502	$102,502	$—	$340,590
Stacey Mobley	$103,267	$205,004	$—	$—	$308,271
Subra Suresh	$105,267	$205,004	$—	$—	$310,271
Dion J. Weisler(4)	$—	$—	$—	$—	$—
(1)

For purposes of determining Director compensation, the board year begins in March and ends the following February, which does not coincide with our November through October fiscal year. Cash amounts included in the table above represent the portion of the annual retainers and committee chair fees earned with respect to service during fiscal 2018, as well as any additional meeting fees paid during fiscal 2018. See “Additional Information about Fees Earned or Paid in Cash in Fiscal 2018” below.

(2)

Represents the grant date fair value of stock awards and option awards granted in fiscal 2018 calculated in accordance with applicable accounting standards relating to share-based payment awards. For awards of shares, that amount is calculated by multiplying the closing price of HP’s stock on the date of grant by the number of shares awarded. For elective options, that amount is calculated by multiplying the Black-Scholes-Merton value determined as of the date of grant by the number of options awarded. For information on the assumptions used to calculate the value of the stock awards, refer to Note 5 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, as filed with the SEC on December 13, 2018. See “Additional Information about Non-Employee Director Equity Awards” below.

(3)	Ms. Matsuoka was appointed to our Board during our Fiscal 2019 year. Accordingly, she did not receive any compensation during Fiscal 2018.
(4)	Mr. Weisler has served as President and CEO of HP since November 1, 2015. Accordingly, he does not receive compensation for his Board service.

Additional Information about Fees Earned or Paid in Cash in Fiscal 2018

Name	Annual Retainers(1) ($)	Committee Chair and Chairman Fees(2) ($)	Additional Meeting Fees(3) ($)	Total ($)
Aida Alvarez	$103,267	$—	$—	$103,267
Shumeet Banerji	$103,267	$14,990	$—	$118,257
Robert R. Bennett	$103,267	$14,990	$4,000	$122,257
Charles “Chip” V. Bergh	$33,219	$199,863	$—	$233,082
Stacy Brown-Philpot	$103,267	$—	$4,000	$107,267
Stephanie A. Burns	$103,267	$19,986	$—	$123,253
Mary Anne Citrino	$103,267	$28,318	$4,000	$135,585
Stacey Mobley	$103,267	$—	$—	$103,267
Subra Suresh	$103,267	$—	$2,000	$105,267

Proxy Statement	33

Corporate Governance

(1)	The board year begins in March and ends the following February, which does not coincide with HP’s November through October fiscal year. The dollar amounts shown include cash annual retainers earned for service during the last four months of the March 2017 through February 2018 Board year and cash annual retainers earned for service during the first eight months of the March 2018 through February 2019 Board year. This also includes cash earned in the period described that was deferred by Director election into the 2005 Executive Deferred Compensation Plan, which provides that Directors may elect when to receive their deferred cash annual retainer. Directors may not receive their deferred cash annual retainer earlier than January 2021. In the case of a termination of service, Directors can elect to receive the deferred money in the January following the termination of the service if the date occurs prior to the specified distribution year elected.
(2)	Committee chair fees are calculated based on service during each Board term. The dollar amounts shown include such fees earned for service during the last four months of the March 2017 through February 2018 Board term and fees earned for service during the first eight months of the March 2018 through February 2019 Board term.
(3)	Additional meeting fees are calculated based on the number of designated Board meetings and the number of committee meetings attended during each Board term. The dollar amounts shown include any additional meeting fees paid during fiscal 2018 for service in the 2017 Board term ending February 2018. Additional meeting fees for the 2018 Board term, if any, will be paid during fiscal 2019.

Additional Information about Non-Employee Director Equity Awards

The following table provides additional information about non-employee Director equity awards, including the stock awards and elective options made to non-employee Directors during fiscal 2018, the grant date fair value of each of those awards and the number of stock awards and option awards outstanding as of the end of fiscal 2018:

Name	Stock Awards Granted During Fiscal 2018 (#)	Option Awards Granted During Fiscal 2018 (#)	Grant Date Fair Value of Stock and Option Awards Granted During Fiscal 2018(1) ($)	Stock Awards Outstanding at Fiscal Year End(2) (#)	Option Awards Outstanding at Fiscal Year End (#)
Aida Alvarez	9,670	0	$205,004	11,061
Shumeet Banerji	9,670	0	$205,004
Robert R. Bennett	9,670	0	$205,004
Charles “Chip” V. Bergh	7,312	32,564	$310,019	22,295	107,218
Stacy Brown-Philpot	9,670	0	$205,004	39,577
Stephanie A. Burns	9,670	0	$205,004	9,781
Mary Anne Citrino	4,835	21,534	$205,004	27,238	133,515
Stacey Mobley	9,670	0	$205,004	39,577
Subra Suresh	9,670	0	$205,004	18,736
(1)	Represents the grant date fair value of stock awards and elective options granted in fiscal 2018 calculated in accordance with applicable accounting standards. For stock awards, that number is calculated by multiplying the closing price of HP’s stock on the date of grant by the number of shares awarded. For elective options, that amount is calculated by multiplying the Black-Scholes-Merton value determined as of the date of grant by the number of options awarded. For information on the assumptions used to calculate the value of the stock awards, refer to Note 5 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, as filed with the SEC on December 13, 2018.
(2)	Includes dividend equivalent units accrued with respect to share awards granted in fiscal 2018 and RSUs granted in previous years, that have been deferred at the election of the Director.

Non-Employee Director Stock Ownership Guidelines

Under our stock ownership guidelines, non-employee Directors are required to accumulate, within five years of election to the Board, shares of HP’s stock equal in value to at least five times the amount of their annual cash retainer. Shares counted toward these guidelines include any shares held by the Director directly or indirectly, including deferred vested awards.

All non-employee Directors with more than five years of service have met our stock ownership guidelines and all non-employee Directors with less than five years of service have either met or are on track to meet our stock ownership guidelines within the required time based on current trading prices of HP’s stock. See “Common Stock Ownership of Certain Beneficial Owners and Management” on page 63 of this proxy statement.

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Related-Person Transactions Policies and Procedures

We have adopted a written policy for approval of transactions between us and our Directors, Director nominees, executive officers, beneficial owners of more than 5% of HP’s stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

The policy provides that the NGSR Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the NGSR Committee determines whether the transaction is in the best interests of HP. In making that determination, the NGSR Committee takes into account, among other factors it deems appropriate:

●	the extent of the related-person’s interest in the transaction;
●	whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances;
●	the benefits to HP;
●

the impact or potential impact on a Director’s independence in the event the related-person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, 10% stockholder or executive officer;

●	the availability of other sources for comparable products or services; and
●	the terms of the transaction.

The NGSR Committee has delegated authority to the chair of the NGSR Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million.

A summary of any new transactions pre-approved by the chair is provided to the full NGSR Committee for its review at each of the NGSR Committee’s regularly scheduled meetings.

The NGSR Committee has adopted standing pre-approvals under the policy for limited transactions with related-persons. Pre-approved transactions include:

●	compensation of executive officers that is excluded from reporting under SEC rules where the HRC Committee approved (or recommended that the Board approve) such compensation;
●	Director compensation;
●

transactions with another company with a value that does not exceed the greater of $1 million or 2% of the other company’s annual revenues, where the related-person has an interest only as an employee (other than executive officer), Director or beneficial holder of less than 10% of the other company’s shares;

●

contributions to a charity in an amount that does not exceed the greater of $1 million or 2% of the charity’s annual receipts, where the related-person has an interest only as an employee (other than executive officer) or Director; and

●	transactions where all stockholders receive proportional benefits.

A summary of new transactions covered by the standing pre-approvals relating to other companies (as described above) is provided to the NGSR Committee for its review in connection with that committee’s regularly scheduled meetings.

Fiscal 2018 Related-Person Transactions

We enter into commercial transactions with many entities for which our executive officers or Directors serve as Directors and/or employees in the ordinary course of our business. All of those transactions were pre-approved transactions as defined above. There have otherwise been no related-person transactions (actual or proposed) since the beginning of HP’s last completed fiscal year.

Proxy Statement	35

Management Proposal No. 2
Ratification of Independent Registered Public Accounting Firm
Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year.

The Audit Committee has appointed, and as a matter of good corporate governance, is requesting ratification by the stockholders of Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending October 31, 2019. During fiscal 2018, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain other audit-related and tax services. See “Principal Accounting Fees and Services” and “Report of the Audit Committee of the Board of Directors” below. Representatives of Ernst & Young LLP are expected to participate in the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as HP’s independent registered public accounting firm is in the best interests of HP and its investors.

Report of the Audit Committee of the Board of Directors

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP’s financial statements, HP’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of HP’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages HP’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee) and is responsible for the audit fee negotiations associated with HP’s retention of the independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

HP’s management is primarily responsible for HP’s internal control and financial reporting process. HP’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of HP’s internal control over financial reporting. The Audit Committee monitors HP’s financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with HP’s management.
2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE

Mary Anne Citrino, Chair
Robert R. Bennett
Stacy Brown-Philpot
Subra Suresh

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Audit Matters

Principal Accountant Fees and Services

Fees incurred by HP for Ernst & Young LLP

The following table shows the fees paid or accrued by HP for audit and other services provided by Ernst & Young LLP for fiscal 2018 and 2017.

	2018	2017
	In Millions
Audit Fees(1)	$15.9	$15.3
Audit-Related Fees(2)	$3.3	$1.7
Tax Fees(3)	$4	$3.3
All Other Fees(4)	$0.2	$0.3
Total	$23.4	$20.6
(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees for fiscal 2018 consisted primarily of accounting consultations, employee benefit plan audits and other attestation services. Audit-related fees for fiscal 2017 consisted primarily of accounting consultations, employee benefit plan audits, and other attestation services.
(3)	Tax fees consisted primarily of tax advice and tax planning fees of $1.6 million and $3 million for fiscal 2018 and fiscal 2017, respectively. For fiscal 2018 and fiscal 2017, tax fees also included tax compliance fees of $2.3 million and $0.2 million, respectively.
(4)	For fiscal 2018 and fiscal 2017, all other fees included primarily advisory service fees.

Pre-Approval of Audit and Non-Audit Services Policy

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $250,000, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting.

Proxy Statement	37

Management Proposal No. 3
Advisory Vote to Approve Executive Compensation
Our Board recommends a vote FOR the approval of the compensation of our NEOs, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

In accordance with SEC rules, our stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K — a detailed description of our compensation program is available in the “Compensation Discussion and Analysis.”

Our Board and the HRC Committee believe that we have created a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our NEOs as disclosed in this proxy statement in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables.

Although this vote is non-binding, the Board and the HRC Committee value the views of our stockholders and will review the voting results. If there are significant negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation. We currently conduct annual advisory votes on executive compensation, and expect to conduct the next advisory vote at our next annual meeting of stockholders in 2020.

Vote Required

The affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, the compensation decisions the HRC Committee has made under the program, and the considerations in making those decisions in fiscal 2018.

Named Executive Officers
Our NEOs for fiscal 2018 are:

●	Dion J. Weisler, President and CEO;
●	Steven J. Fieler, Chief Financial Officer;
●	Catherine A. Lesjak, former Chief Financial Officer and Interim Chief Operating Officer¹;
●	Enrique J. Lores, President, Imaging, Printing and Solutions;
●	Kim M. Rivera, President, Strategy and Business Management and Chief Legal Officer and General Counsel;
●	Tracy S. Keogh, Chief Human Resources Officer;
●	Ron V. Coughlin, former President, Personal Systems²; and
●	Jon E. Flaxman, former Chief Operating Officer³.
(1)	Ms. Lesjak served as Chief Financial Officer from the beginning of our fiscal year until June 30, 2018 when she was succeeded by Mr. Fieler. She served as Interim Chief Operating Officer from July 1, 2018 until January 1, 2019, when she was succeeded by Ms. Rivera who was appointed to the role of President, Strategy and Business Management.
(2)	Mr. Coughlin resigned from this role effective June 13, 2018.
(3)	Mr. Flaxman served as Chief Operating Officer until he passed away on March 28, 2018.

Executive Summary

The HRC Committee continues to review and refine our compensation programs to support our evolving business strategy and attract high caliber executive talent. The HRC Committee’s assessment includes regular stockholder engagement and consideration of stockholder feedback. HP’s fiscal 2018 executive compensation structure remained the same as its fiscal 2017 program.

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Executive Compensation

Below are brief highlights of key compensation decisions with respect to NEOs:

Fiscal 2018 NEO Pay Action	HRC Committee Decision	HRC Committee Rationale
Adjusted base salaries	Salary changes for NEOs ranged from 0% to 7.7% based on market competitiveness and performance.	Reflect peer group market positioning, individual experience, performance, advancement potential, and internal equity.
Determined earned annual incentives for fiscal 2018 performance	Annual incentives for fiscal 2018 were earned, ranging from 165.5% to 180.5% of target, with the CEO at 178% of target and the average payout of other NEOs at 170.2%.(1)

At the beginning of the year, the HRC Committee set target award opportunities at competitive levels versus peers and subject to rigorous threshold-to-maximum performance goals.

Earned awards reflected performance against applicable enterprise-wide, business, and individual goals. The HRC and management ensured that U.S. tax reform’s effects during fiscal 2018 did not result in any windfalls on earned awards. Goals were set for the overall Company and businesses against internal budgets for revenues, net earnings/profits, and free cash flow as a percentage of revenue. Non-financial individual performance goals under the Management by Objectives program (“MBOs”) were set for individuals. The Company delivered strong results in fiscal 2018, achieving above-target results with respect to each financial goal. Further, NEOs successfully delivered against their MBOs as further detailed on pages 43-44.
Determined long-term incentive grants	Fiscal 2018 long-term incentives were granted using a mix of 60% PARSUs and 40% time-based RSUs. Grant values for all our NEOs were set at competitive levels versus peers with appropriate incumbent-specific variability for performance, experience, and internal equity.	PARSUs are based on relative TSR compared to the S&P 500 and Earnings Per Share (“EPS”) during the three year performance period. The intent was to align pay delivery with stockholder returns. RSUs vest based on continued service to encourage stockholder alignment and to support executive retention.
(1)	Excluding Mr. Coughlin, who did not receive a performance bonus in fiscal 2018 as he left the company prior to the end of the fiscal year.

Oversight and Authority over Executive Compensation

Role of the HRC Committee and its Advisors
The HRC Committee oversees and provides strategic direction to management regarding all aspects of our pay program for senior executives. It makes recommendations regarding the CEO’s compensation to the independent members of the Board for approval, and it reviews and approves the compensation of the remaining Section 16 officers, including our NEOs. Each HRC Committee member is an independent non-employee Director with significant experience in executive compensation matters.

The HRC Committee continually considers feedback from stockholders and the potential executive compensation implications of evolving business and strategic objectives. Based on these considerations, the HRC determined that it would be appropriate to maintain the same overall program structure for 2019. We believe that our current compensation structure incents and rewards achievement of specific goals, reinforces year-over-year results and provides an attractive pay-for-performance opportunity that encourages retention and leadership engagement.

During fiscal 2018, the HRC Committee continued to engage Frederic W. Cook and Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook provides analyses and recommendations that inform the HRC Committee’s decisions; identifies peer group companies for competitive market comparisons; evaluates market pay data and competitive-position benchmarking; provides analyses and inputs on program structure, performance measures, and goals; provides updates on market trends and the regulatory environment as it relates to executive compensation; reviews various management proposals presented to the HRC Committee related to executive and director compensation; and works with the HRC Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholder interests. FW Cook does not perform other services for HP, and will not do so without the prior consent of the HRC Committee chair. FW Cook meets with the HRC Committee chair and the HRC Committee outside the presence of management while in executive session.

The HRC Committee met five times in fiscal 2018, and all five of these meetings included an executive session. FW Cook participated in all of the meetings and, when requested by the HRC Committee chair, in the preparatory meetings and the executive sessions.

Role of Management and the CEO in Setting Executive Compensation
The Board works with an outside consultant and management in evaluating and defining pay programs. The Board considered market competitiveness, business results, experience, and individual performance in evaluating fiscal 2018 NEO compensation and the overall compensation structure. The Chief Human Resources Officer and other members of our executive compensation team, together with members of our finance and legal organizations, work with the CEO to design and develop the compensation program, to recommend changes to existing program provisions applicable to NEOs and other senior executives, as well as financial and other targets to be achieved under those programs, prepare analyses of financial data, peer comparisons and other briefing materials to assist the HRC Committee in making its decisions, and implement the decisions of the HRC Committee.

Proxy Statement	39

Executive Compensation

During fiscal 2018, management continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. The HRC Committee took into consideration that Meridian provided executive compensation-related services to management when it evaluated any information and analyses provided by Meridian, all of which were also independently reviewed by FW Cook, as applicable, on the HRC Committee’s behalf.

During fiscal 2018, Mr. Weisler provided input to the HRC Committee regarding performance metrics and the setting of appropriate performance targets for his direct reports. Mr. Weisler also recommended MBOs for the NEOs (other than himself) and the other senior executives who report directly to him. Mr. Weisler is subject to the same financial performance goals as the executives who lead global functions, and Mr. Weisler’s MBOs and compensation are established by the HRC Committee and recommended to the independent members of the Board for approval.

Use of Comparative Compensation Data and Compensation Philosophy

The HRC Committee reviews the compensation of our Section 16 officers in comparison to that of executives in similar positions at our peer group companies. Our peer group includes companies we compete with for executive talent due to our geographical proximity and technology industry overlap. The HRC Committee takes size differentiations into consideration when reviewing the results of market data analysis. The HRC Committee uses this information to evaluate how our pay levels and practices compare to market practices.

When determining the peer group, the following characteristics were considered:

●	Companies that are U.S.-based, listed on a major U.S. exchange, and with executives primarily living in the United States
●	Companies in the information technology industry sector, as well as non-technology peers in industrial, consumer discretionary, consumer staples, and telecommunications services
●	Technology companies with 1/5x to 5x HP’s revenue and non-technology companies with 1/2x to 3x HP’s revenue
●	Companies with non-U.S. revenue greater than or equal to 40% of total revenue
●	Companies with market capitalizations that are within a reasonable range of HP’s market capitalization
●	Companies with comparable organizational complexity (i.e.,at least two operating segments and products and services components)
●	Companies with R&D greater than or equal to 2.5% of total revenue
●	Companies with primarily B2B, or business-to-business, focus

We believe the resulting peer group provides HP and the HRC Committee with a valid comparison and benchmark for the Company’s executive compensation program and governance practices. For fiscal 2018, the HRC Committee removed EMC from the peer group due to its merger with Dell Inc. The peer group for fiscal 2018 consisted of the following companies:

Fiscal 2018 Peer Group

*	Represents fiscal 2018 reported revenue, except fiscal 2017 reported revenue is provided for Amazon, Verizon, General Electric, IBM, PepsiCo, Intel, Honeywell, Texas Instruments and Xerox.

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Executive Compensation

Process for Setting and Awarding Executive Compensation

A broad range of facts and circumstances is considered in setting our overall executive compensation levels. In fiscal 2018, the HRC Committee continued to set target compensation levels within a competitive range of the market median, although in some cases lower or higher based on each executive’s situation (e.g., attraction and retention of critical talent). The Board maintains a total CEO target compensation package that approximates the median of our competitive market and is consistent with our pay positioning strategy and pay-for-performance philosophy.

The primary factors considered when determining pay opportunities for our NEOs are market competitiveness, internal equity, and individual performance. The weight given to each factor is not formulaic and may differ from year to year or by individual NEO. For example, when we recruit externally, market competitiveness, experience, and the candidate-specific circumstances may weigh more heavily in the compensation decision process. In contrast, when determining year-over-year compensation changes for current NEOs, internal equity and individual performance may factor more heavily in the decision.

The HRC Committee spends significant time determining the appropriate goals for our annual and long-term incentive plans, which make up the majority of NEO compensation. Management makes an initial recommendation of the goals, which is then assessed by the HRC Committee’s independent compensation consultant and discussed and approved by the HRC Committee. Major factors considered in setting financial goals for each fiscal year are business results from the most recently completed fiscal year, budgets and strategic plans, macroeconomic factors, guidance and analyst expectations, industry performance, conditions or goals specific to a particular business segment, and strategic initiatives. MBOs are set based on major shared and individual strategic, operating, and tactical initiatives.

Following the close of the fiscal year, the HRC Committee reviews actual financial results and MBO performance against the goals that it had set for the applicable plans for that year, with payouts under the plans determined based on performance against the established goals. The HRC Committee meets in executive session to review the MBO performance of the CEO and to determine a recommendation for his annual PfR incentive award to be approved by the independent members of the Board. See “2018 Annual Incentives” below for a further description of our results and corresponding incentive payouts.

Listening to our Stockholders on Compensation

HP believes in aligning our compensation with our stockholders’ interests. We regularly engage with our stockholders on a variety of issues, including their views on best practices in executive compensation. Some changes during the last few years to our executive compensation program, shown here, have reflected those conversations with stockholders.

●	Increased focus on enterprise-wide corporate revenue and corporate net earnings/profit in our annual PfR incentive plan to encourage greater collaboration and teamwork among business leaders.
●	Replaced Return on Invested Capital (“ROIC”) with EPS in our PARSU grants for stronger alignment with stockholder interests and because it is a more appropriate measure for HP after the separation of HPE.
●	At the Company’s 2018 annual meeting, the Company’s executive compensation proposal received the support of over 92% of the votes cast. As part of its 2018 executive compensation discussions, the Compensation Committee reviewed the advisory vote result and considered it to be supportive of the Company’s compensation practices.

Determination of Fiscal 2018 Executive Compensation

Under our Total Rewards Program, executive compensation consists of: base salary, annual incentives, long-term incentives, benefits, and perquisites.

The HRC Committee regularly explores ways to improve our executive compensation program by considering stockholder feedback, our current business needs and strategy, and peer group practices. For 2018 the Committee decided to maintain a consistent compensation structure for executives since it supports the business strategy and aligns pay with stockholder interests.

2018 Base Salary
Our executives receive a small percentage of their overall compensation in the form of base salary, which is consistent with our philosophy of tying the majority of pay to performance. The NEOs are paid an amount in the form of base salary sufficient to attract qualified executive talent and maintain a stable management team.

The HRC Committee aims to have executive base salaries set at or near the market median for comparable positions. In fiscal 2018, salaries comprise on average 11% of our NEOs’ overall compensation, which is consistent with the practice of our peers. To decide the CEO’s salary, the HRC Committee reviews analyses and recommendations provided by FW Cook.

For fiscal 2018, Mr. Weisler’s salary was increased from $1.3 million to $1.4 million, to better align with the market median. The HRC Committee did not change Ms. Lesjak’s base salary. Based on market competitiveness and performance, both Mr. Coughlin’s and Mr. Lores’ base salaries were increased from $725,000 to $750,000, Mr. Flaxman’s base salary was increased from $700,000 to $715,000, Ms. Rivera’s base salary was increased from $645,000 to $675,000 and Ms. Keogh’s base salary was increased from $600,000 to $630,000. Mr. Fieler’s base salary was increased from $480,000 to $690,000 in conjunction with his promotion to CFO on July 1, 2018.

Proxy Statement	41

Executive Compensation

2018 Annual Incentives
The fiscal 2018 annual PfR incentive plan consisted of the following three core financial metrics: revenue, net earnings/profit, and corporate free cash flow as a percentage of revenue. A fourth metric, MBOs, was used to further drive individual performance and achievement of key strategic goals. Each metric was weighted at 25% of the target award value. Each individual metric may fund up to 250% of target; however, the maximum annual PfR incentive for each executive is capped at 200% of target.

The target annual PfR incentive awards for fiscal 2018 were set at 200% of salary for the CEO and 125% of salary for the other NEOs.

The HRC and management ensured that U.S. tax reform’s effects during fiscal 2018 did not result in any windfalls on earned awards.

For fiscal 2018, the HRC Committee again established an “umbrella” formula governing the maximum bonus and then exercised negative discretion in setting actual bonuses. Under the umbrella formula, each Section 16 officer was allocated a pro rata share of 0.75% of net earnings based on his or her target annual PfR incentive award, subject to a maximum bonus of 200% of the NEO’s target bonus, and the maximum $15 million individual cap under the Stock Incentive Plan. Below this umbrella funding structure, actual payouts were determined based upon financial metrics and MBOs established and evaluated by the HRC Committee for Section 16 officers and by the independent members of the Board for the CEO.

Fiscal 2018 Annual Incentive Plan
	Corporate Goals
Key Design Elements	Revenue ($ in billions)	Net Earnings/Profit ($ in billions)	Free Cash Flow as a % of Revenue(1) (%)	MBOs	% Payout Metric(2) (%)
Weight	25%	25%	25%	25%
Linkage
Global Functions Executives(3)	Corporate	Corporate	Corporate	Individual
Business Unit (“BU”) Executives(4)	Corporate/BU	Corporate/BU	Corporate	Individual
Corporate Performance Goals
Maximum	—	—	—	Various	250
Target	$54.7	$3.2	5.85%	Various	100
Threshold	—	—	—	Various	0
(1)	Maximum funding for corporate free cash flow as a percentage of revenue is capped at 150% of target if corporate net earnings/profit achievement was below target and is capped at 100% of target if corporate net earnings/profit achievement was below threshold. If corporate net earnings/profit achievement was above target, the maximum funding level is 250% for this metric. Maximum and threshold information are not disclosed on the basis of competitive harm. However, goals are set at levels we believe to be achievable in connection with strong performance.
(2)	Interpolate for performance between discrete points. Each individual metric may fund up to 250% of target; however, the maximum annual PfR incentive for each executive is capped at 200% of target. As a general administrative discretionary guideline, the HRC Committee may decide that financial funding for Global Functions Executives, including the CEO, cannot exceed the highest funding for a Business Unit Executive.
(3)	The Global Functions Executives include Mr. Weisler, Mr. Fieler, Ms. Lesjak, Mr. Flaxman, Ms. Rivera, and Ms. Keogh.
(4)	The Business Unit Executives include Mr. Coughlin and Mr. Lores. Specific Business Unit goals are excluded on the basis of competitive harm. However, goals are set at levels we believe to be achievable in connection with strong performance.

The specific metrics, their linkage to corporate results, and the weighting that was placed on each were chosen because the HRC Committee believed that:

●	performance against these metrics, in combination, enhances value for stockholders, capturing both the top and bottom line, as well as cash and capital efficiency;
●	a balanced weighting of metrics limits the likelihood of rewarding executives for excessive risk-taking;
●	different measures avoid paying for the same performance twice; and
●	MBOs enhance focus on business objectives, such as operational objectives, strategic initiatives, succession planning, and people development, which are important to the long-term success of the Company.

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Executive Compensation

The following chart sets forth the definition of and rationale for each of the financial performance metrics that was used for the Fiscal 2018 Annual Incentive Plan:

Financial Performance Metrics(1)	Definition	Rationale for Metric
Corporate Revenue	Net revenue as reported in our Annual Report on Form 10-K for fiscal 2018	Reflects top line financial performance, which is a strong indicator of our long-term ability to drive stockholder value
Business Revenue	Segment net revenue as reported in our Annual Report on Form 10-K for fiscal 2018
Corporate Net Earnings	Non-GAAP net earnings, as defined and reported in our fourth quarter fiscal 2018 earnings press release, excluding bonus net of income tax(2)	Reflects bottom line financial performance, which is directly tied to stockholder value on a short-term basis
Business Net Profit (“BNP”)	Business net profit, excluding bonus net of income tax
Corporate Free Cash Flow	Cash flow from operations less net capital expenditures (gross purchases less retirements) divided by net revenue (expressed as a percentage of revenue)	Reflects efficiency of cash management practices, including working capital and capital expenditures
(1)	While we report our financial results in accordance with generally accepted accounting principles (“GAAP”), our financial performance targets and results under our incentive plans are sometimes based on non-GAAP financial measures. The financial results, whether GAAP or non-GAAP, may be further adjusted as permitted by those plans and approved by the HRC Committee. We review GAAP to non-GAAP adjustments and any other adjustments with the HRC Committee to ensure performance takes into account the way the goals were set and executive accountability for performance. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts.
(2)	Fiscal 2018 non-GAAP net earnings of $3.5 billion excludes after-tax costs of $2 billion related to the amortization of intangible assets, restructuring charges, and acquisition-related charges. Management uses non-GAAP net earnings to evaluate and forecast our performance before gains, losses, or other charges that are considered by management to be outside of our core business segment operating results. We believe that presenting non-GAAP net earnings provides investors with greater visibility with respect to the information used by management in its financial and operational decision making. We further believe that providing this additional non-GAAP information helps investors understand our operating performance and evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. This additional non-GAAP information is not intended to be considered in isolation or as a substitute for GAAP diluted net earnings.

Following fiscal 2018, the HRC Committee reviewed performance against the financial metrics and certified the results as follows:

Fiscal 2018 Annual PfR Incentive Performance Against Financial Metrics(1,2)

Metric	Weight(3)	Target ($ in billions)	Result ($ in billions)	Percentage of Target Annual Incentive Funded
Corporate Revenue	25.0%	$54.7	$58.5	40.5%
Corporate Net Earnings	25.0%	$ 3.2	$ 3.5	37.5%
Corporate Free Cash Flow (% of revenue)	25.0%	5.85%	7.1%	62.5%
Total	75.0%			140.5%
(1)	Mr. Weisler, Mr. Fieler, Ms. Lesjak, Ms. Rivera, Ms. Keogh and Mr. Flaxman received annual PfR incentive payments based on corporate financial metrics. Mr. Lores received an annual PfR incentive payment based on corporate and business financial metrics. Mr. Coughlin’s annual PfR Incentive goals were based on corporate and business financial metrics. However, Mr. Coughlin didn’t receive an annual PfR incentive payment since he left the company on June 13, 2018, prior to the end of the fiscal year.
(2)	As a general administrative discretionary guideline, the HRC Committee may decide that financial funding for Global Functions Executives, including the CEO, cannot exceed the highest funding for a Business Unit Executive.
(3)	The financial metrics were equally weighted to account for 75% of the target annual PfR incentive.

Mr. Weisler. At the end of the fiscal year, the independent members of the Board evaluated Mr. Weisler’s performance against all of his MBOs, which included, but were not limited to: set strategic direction for the company based on optimizing shareholder value, maintain supplies stabilization, fully integrate Samsung printing business, grow profitable share in Personal Systems, accelerate adoption of multi-jet fusion to extend leadership in 3D printed plastics and announce technology for metals, engage with all major constituents including financial analysts, media, key governmental figures, partners and customers to execute the HP strategy, and ensure HP has a robust evaluation and talent program. After conducting a thorough review of Mr. Weisler’s performance, the independent members of the Board determined that his MBO performance had been achieved above target. Mr. Weisler’s accomplishments included:

●	Added $2.2B in market cap over the fiscal year 2018 and out-paced the S&P 500 by 7 points for the year.
●	Beat external expectations on all key metrics: revenue, non-GAAP EPS and free cash flow, despite several critical challenges through the year.

Proxy Statement	43

Executive Compensation

●

In Print, maintained supplies stabilization growing +7% versus prior year. Integrated Samsung Printing business. Gained share in A3 printer market and grew the Managed Print Services business double-digits. In Graphics, entered corrugated post-print market.

●

In Personal Systems business, delivered profitable share growth in the core business while expanding Device as a Service offering. Further, supported the successful transition of Mr. Cho as new leader of the business.

●

In 3D print business, achieved #1 position for thermoplastic solutions above $100k. Introduced HP Metal Jet to take metal 3D printing from specialized to mass production. Mr. Weisler has also supported the successful transition of Mr. Schell as leader of the 3D business.

●	Mr. Weisler worked to maintain market access and competitive pricing in the face of 301 tariffs and non-tariff barriers.
●	Mr. Weisler continued his emphasis on talent and assignment planning which helped the successful transition of leaders into executive leadership positions.

As CEO, Mr. Weisler evaluated the performance of each of the other Section 16 officers and presented the results of those evaluations to the HRC Committee at its November 2018 meeting. The evaluations included an analysis of the officers’ performance against all of their MBOs. The HRC Committee reviewed the CEO’s assessment of the degree of attainment of the MBOs of the other Section 16 officers and set their MBO scores. The results of these evaluations for the other NEOs are summarized below.

Mr. Fieler. Mr. Fieler was eligible for and participated in two different bonus programs during fiscal 2018 on a pro-rata basis. Prior to his promotion to CFO, from November 1 to June 30, he participated in the annual PfR incentive plan for the non-Executive Leadership Team (“ELT”). In conjunction with his promotion to CFO on July 1, Mr. Fieler began participating in the annual PfR incentive plan for the ELT. His MBOs as CFO were approved by the HRC Committee at their June meeting.

The HRC Committee determined that Mr. Fieler’s MBOs performance had been achieved at target. Mr. Fieler made a very strong transition into his new role as CFO. He brought strong operational perspective and excellent experience in areas such as cash flow. Mr. Fieler is a thoughtful, strategic and engaged leader and was critical in delivering against financial expectations.

Ms. Lesjak. Ms. Lesjak served in two important capacities at HP this year, serving as CFO from November 1 to June 30 and as interim Chief Operating Officer after July 1. The HRC Committee determined that Ms. Lesjak’s MBOs performance in both capacities had been achieved above target. She drove efficiencies in the Finance organization and was critical in the successful transition of Mr. Fieler as CFO. Further, Ms. Lesjak was vital in stabilizing the COO organization after Mr. Flaxman’s passing, leading a complex portfolio of critical business areas while reenergizing the organization.

Mr. Lores. The HRC Committee determined that Mr. Lores’s MBOs performance had been achieved above target. Mr. Lores did a great job in delivering profitable growth in supplies, Graphics Solutions Business, Managed Print Services and Instant Ink. He significantly over-performed on Print transformation goals to substantially improve Print’s cost position. Mr. Lores also did an excellent job leading Samsung integration and delivering on the first-year plan.

Ms. Rivera. The HRC Committee determined that Ms. Rivera’s MBO performance had been achieved above target. Ms. Rivera worked closely with the businesses on critical matters such as supplies counterfeiting, IP protections and Samsung deal close and integration. She did an excellent job on tariffs, revamping government relations and internal programs such as Integrity@HP. Ms. Rivera is a well-respected leader who not only gives solid legal advice but also is a strong partner in business and technology matters.

Ms. Keogh. The HRC Committee determined that Ms. Keogh’s MBO performance had been achieved above target. Ms. Keogh’s strong focus on executive talent development and succession planning set a strong foundation to support the leadership changes in 2018. Ms. Keogh did a remarkable job in creating company culture, increasing employee engagement across the organization, reducing employee attrition and completing a successful year in outstanding talent acquisition.

Mr. Coughlin. Resigned from HP on June 13, 2018 and was not eligible to receive the bonus payout for fiscal 2018.

Mr. Flaxman. The HRC Committee determined that Mr. Flaxman’s MBOs performance had been achieved at target. Mr. Flaxman managed critical business areas while delivering on key critical projects such as Enterprise Resource Planning (ERP) and the consolidation of our robotics capabilities.

Based on the findings of these performance evaluations, the HRC Committee (and, in the case of the CEO, the independent members of the Board) evaluated performance against the non-financial metrics for the NEOs as follows:

Fiscal 2018 Annual PfR Incentive Performance Against Non-Financial Metrics (MBOs)

Named Executive Officer	Weight (%)	Percentage of Target Annual Incentive Funded (%)
Dion J. Weisler	25.0	37.5
Steven J. Fieler	25.0	25.0
Catherine A. Lesjak	25.0	30.0
Enrique J. Lores	25.0	40.0
Kim M. Rivera	25.0	30.0
Tracy S. Keogh	25.0	40.0
Ron V. Coughlin	25.0	n/a
Jon E. Flaxman	25.0	25.0

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Based on the level of performance described above on both the financial and non-financial metrics for fiscal 2018, the payouts to the NEOs under the annual PfR incentive were as follows:

Fiscal 2018 Annual PfR Incentive Payout

	Percentage of Target Annual Incentive Funded		Total Annual Incentive Payout
Named Executive Officer	Financial Metrics (%)	Non-Financial Metrics (%)	As % of Target Annual Incentive (%)	Payout ($)
Dion J. Weisler	140.5%	37.5%	178.0%	$4,984,348
Steven J. Fieler(1)	140.5%	25.0%	165.5%	$793,632
Catherine A. Lesjak	140.5%	30.0%	170.5%	$1,811,695
Enrique J. Lores	128.5%	40.0%	168.5%	$1,579,331
Kim M. Rivera	140.5%	30.0%	170.5%	$1,438,699
Tracy S. Keogh	140.5%	40.0%	180.5%	$1,421,536
Ron V. Coughlin	0.0%	0.0%	0.0%	$—
Jon E. Flaxman(2)	140.5%	25.0%	165.5%	$857,821
(1)	Mr. Fieler’s annual PfR incentive target was 60% before his promotion to CFO. On July 1, 2018, Mr. Fieler’s annual PfR incentive target was increased to 125%. Total Annual Incentive Payout reflects the combined total value of his annual PFR incentive for both roles.
(2)	Mr. Flaxman’s incentive payout is based upon the base salary received for the year (prior to his death) and is paid to his beneficiaries.

Long-term Incentive Compensation

The HRC Committee established a total long-term incentive target value for each NEO in early fiscal 2018 that was 60% weighted in the form of PARSUs and 40% weighted in the form of time-based RSUs. The high proportion of performance-based awards reflects our pay-for-performance philosophy. The time-based awards support retention and are linked to stockholder value and ownership, which are important goals of our executive compensation program.

2018 PARSUs
The fiscal 2018-2020 PARSUs have a two-and three-year vesting period, subject to one-, two-, and three-year performance periods that began at the start of fiscal 2018 and continue through the end of fiscal 2018, 2019 and 2020. Under this program, 50% of the PARSUs (including dividend equivalent units) are eligible for vesting based on EPS and 50% are eligible for vesting based on relative TSR performance. These PARSUs vest as follows: 16.6% of the units are eligible for vesting based on EPS performance of year one with continued service over two years, 16.6% of the units are eligible for vesting based on EPS performance of year two with continued service over three years, 16.6% of the units are eligible for vesting based on EPS performance of year three with continued service over three years, 25% of the units are eligible for vesting based on TSR performance over two years with continued service over two years, 25% of the units are eligible for vesting based on TSR performance over three years with continued service over three years. This structure is depicted in the chart below:

2018 PARSUs

Key Design Elements	EPS vs. Internal Goals			Relative TSR vs. S&P 500		Payout
Weight	16.6%	16.6%	16.6%	25%	25%
Performance Periods(1)	Year 1	Year 2	Year 3	2 Years	3 Years	% of Target(3)
Vesting Periods(2)	Year 2	Year 3	Year 3	Year 2	Year 3
Performance Levels:
Max				> 90th percentile		200%
> Target	Target to be disclosed after the end of the three-year performance period			70th percentile		150%
Target				50th percentile		100%
Threshold				25th percentile		50%
< Threshold				< 25th percentile		0%
(1)	Performance measurement occurs at the end of the one-, two-, and three-year periods.
(2)	Vesting occurs at the end of the two- and three-year periods, subject to continued service.
(3)	Interpolate for performance between discrete points.
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Executive Compensation

EPS was chosen because it is a critical driver of long-term stockholder value and because of our focus on bottom-line profitability in the business transformation strategy. Year 1 (fiscal 2018) EPS goals were set after consideration of historical performance, internal budgets, external expectations, and peer group performance.

Relative TSR was chosen as a performance measure because it is a direct measure of stockholder value and rewards for outperformance relative to the broader market.

EPS and Relative TSR will be weighted equally in determining earned PARSUs. The first segment (42% of total target units) will vest after the end of fiscal 2019, subject to Year 1 EPS performance and Relative TSR performance for the first two years. The second segment (58% of total target units) will vest after the end of fiscal 2020, subject to Year 2 EPS performance, Year 3 EPS performance, and Relative TSR performance for the three years.

For more information on grants of PARSUs to the NEOs during fiscal 2018, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2018.”

2018 RSUs
2018 RSUs and related dividend equivalent units vest ratably on an annual basis over three years from the grant date. Three-year vesting is common in our industry and supports executive retention and alignment with stockholder value.

Fiscal 2018 Long-term Incentive Compensation at Target

The following table shows combined total grant values for grants attributable to fiscal 2018. It is important to note that these values are target opportunities to earn future value-based compensation and are not actual earned amounts, which will be determined after three years based on continued employment and performance against the EPS and relative TSR goals.

Named Executive Officer	PARSUs	RSUs	Total Fiscal 2018 Long-term Incentive Grant
Dion J. Weisler	$8,100,000	$5,400,000	$13,500,000
Steven J. Fieler	$1,200,000	$1,550,000	$2,750,000
Catherine A. Lesjak	$3,240,000	$2,160,000	$5,400,000
Enrique J. Lores	$3,000,000	$2,000,000	$5,000,000
Kim M. Rivera	$1,980,000	$1,320,000	$3,300,000
Tracy S. Keogh	$1,971,000	$1,314,000	$3,285,000
Ron V. Coughlin	$3,210,000	$2,140,000	$5,350,000
Jon E. Flaxman	$2,595,000	$1,730,000	$4,325,000

Values in the Summary Compensation Table are different than the target values described in the table above. In the Summary Compensation Table, consistent with accounting standards, amounts reflect the grant date fair value for the full TSR component (two and three-year performance period), and the EPS component for Year 1 (2018), for which goals were approved in January 2018. Grant date fair values for the EPS component for Year 2 and Year 3 are not included in the grant date fair value reported in the Summary Compensation Table since EPS goals for those years are approved in their respective fiscal year. However, the Summary Compensation Table for fiscal 2018 also includes a portion of the fiscal 2017 PARSUs for which the Year 2 EPS goal was approved in fiscal 2018 – EPS component Year 2 (2018).

For more information on grants to the NEOs during fiscal 2018, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2018.”

2017 PARSUs
The fiscal 2017-2019 PARSUs have a two-and three-year vesting period, subject to one-, two-, and three-year performance periods that began at the start of fiscal 2017 and continue through the end of fiscal 2017, 2018 and 2019. Under this program, 50% of the PARSUs (including dividend equivalent units) are eligible for vesting based on EPS and 50% are eligible for vesting based on relative TSR performance. 2017 PARSUs have the same vesting structure as 2018 PARSUs (chart described above). The actual performance achievement for the one- and two-year periods (i.e., fiscal 2017 and fiscal 2017–2018) as a percentage of target for the PARSUs as of October 31, 2018 is summarized in the table below:

Actual Performance – Segment 1

	EPS vs. Internal Goals		Relative TSR vs. S&P 500(1)
Segment	Fiscal 2017 Result	Payout	Fiscal 2017-2018 Results	Payout
Segment 1 (42%)	$1.65	141.7%	86th percentile	191%
	Target: $1.60
(1)	Through October 2018, HP’s actual TSR performance was at the 86th percentile of the S&P 500 which corresponds to a payout of 191% of target.

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2016 PARSUs
The fiscal 2016-2018 PARSUs have a two- and three-year performance period that began at the start of fiscal 2016 and continued through the end of fiscal 2017 and 2018, respectively. Under this program, 50% of the PARSUs (including dividend equivalent units) are eligible for vesting based on performance over two years with continued service through such time, and 50% are eligible for vesting based on performance over three years with continued service through such time. The two- and three-year awards are equally weighted between ROIC and relative TSR. This structure is depicted in the chart below:

Key Design Elements	HP ROIC vs. Internal Goals		HP Relative TSR vs. S&P 500		Payout
Weight	25%	25%	25%	25%	% of Target(2)
Performance/Vesting Periods(1)	2 years	3 years	2 years	3 years
Performance Levels:
Max			> 90th percentile		200%
> Target			70th percentile		150%
Target	Target disclosed below		50th percentile		100%
Threshold			25th percentile		50%
< Threshold			< 25th percentile		0%
(1)	Performance measurement and vesting occur at the end of the two- and three-year periods, subject to continued service.
(2)	Interpolate for performance between discrete points.

The actual performance achievement for the two-year period (i.e., fiscal 2016–2017), as a percentage of target for the HP PARSUs as of October 31, 2017, was summarized in our proxy statement for fiscal 2017. The actual performance achievement for the three-year period (i.e., fiscal 2016–2018) as a percentage of target for the HP PARSUs as of October 31, 2018 is summarized in the table below:

Actual Performance – Segment 2

	ROIC vs. Internal Goals				Relative TSR vs. S&P 500(1)
Segment	2016	2017(2)	2018(3)	Payout	Fiscal 2016-2018 Results	Payout	Percent of Target Vested
Segment 2 (50%)	106.1%	108.1%	80.4%	85.2%	87th percentile	193.0%	139.1%
	Target: 114%	Target:120%	Target: 79%
(1)	Through October 2018, HP’s actual TSR performance was at the 87th percentile of the S&P 500 which corresponds to a payout of 193% of target.
(2)	For the final payout calculation of the fiscal 2017 portion of Segment 2 of the fiscal 2016 PARSU award, the Committee approved using the adjusted ROIC results of 108.1%, which excludes share repurchases funded by cash in that fiscal year.
(3)	Due to the impact of extraordinary items (in particular U.S. tax reform), fiscal 2018 ROIC result was adjusted from ~88% to 80.4%.

Fiscal 2019 Compensation Program

The HRC Committee regularly identifies and evaluates ways to improve our executive compensation program. We believe that our current compensation structure effectively aligns real pay delivery with critical financial and strategic non-financial goals, reinforces year-over-year improvement and growth, offers a stable and consistent message to both stockholders and participants, and provides an attractive pay-for-performance opportunity to encourage retention and leadership engagement. As such, our fiscal 2019 incentive plan is consistent with our fiscal 2018 plan discussed in this CD&A.

In fiscal 2019, the HRC Committee plans to continue to carefully review our talent needs and compensation programs in order to:

●	support the current and long-term business strategy;
●	continue to align pay with stockholder interests; and
●	maintain best-in-class governance standards.

Benefits

We do not provide our executives, including the NEOs, with special or supplemental U.S. defined benefit pension or health benefits. Our NEOs receive health and welfare benefits (including retiree medical benefits, if eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to our employees generally.

Benefits under all U.S. pension plans were frozen effective December 31, 2007. Benefits under the Electronic Data Systems (“EDS”) Pension Plan ceased upon HP’s acquisition of EDS in 2008. As a result, no NEO or any other HP employee accrued a benefit under any HP U.S. defined benefit pension plan during fiscal 2018. The amounts reported as an increase in pension benefits in the Summary Compensation Table are for those NEOs who previously accrued a benefit in a defined benefit pension plan prior to the cessation of accruals and reflect changes in actuarial values only, not additional benefit accruals.

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Executive Compensation

The NEOs, along with other executives who earn base pay or an annual incentive in excess of certain limits of the Code or greater than $150,000, are eligible to participate in the 2005 Executive Deferred Compensation Plan (the “EDCP”). This plan is maintained to permit executives to defer some of their compensation in order to also defer taxation on such amounts. This is a standard benefit plan also offered by most of our peer group companies. The EDCP permits deferral of base pay in excess of the amount taken into account under the qualified HP 401(k) Plan (the 401(k) deferral limit for calendar 2018 was $18,500) and up to 95% of the annual incentive payable under the Stock Incentive Plan, the PfR Plan and other eligible plans. In addition, we make a 4% matching contribution to the EDCP on base pay contributions in excess of IRS limits up to a maximum of two times that limit (maximum of $11,000 in calendar 2018). This is the same percentage of matching contributions those executives are eligible to receive under the 401(k) Plan. In effect, the EDCP permits these executives and all eligible employees to receive a 401(k)-type matching contribution on a portion of base-pay deferrals in excess of IRS limits. Amounts deferred or matched under the EDCP are credited with hypothetical investment earnings based on investment options selected by the participant from among nearly all of the proprietary funds available to employees under the 401(k) Plan. No amounts earn above-market returns. Benefits payable under the EDCP are unfunded and unsecured.

Executives are also eligible to have a yearly HP-paid medical exam as part of the HP U.S. executive physical program. This includes a comprehensive exam, thorough health assessment and personalized health advice. This benefit is also offered by our peer group companies.

Consistent with its practice of not providing any special or supplemental executive defined benefit programs, including arrangements that would otherwise provide special benefits to the family of a deceased executive, in 2011 the HRC Committee adopted a policy that, unless approved by our stockholders pursuant to an advisory vote, we will not enter into a new plan, program or agreement or modify an existing plan, program or agreement with a Section 16 officer that provides for payments, grants or awards following the death of the officer in the form of unearned salary or unearned annual incentives, accelerated vesting or the continuation in force of unvested equity grants, perquisites, and other payments or awards made in lieu of compensation, except to the extent that such payments, grants or awards are provided or made available to our employees generally.

Perquisites

We provide a small number of perquisites to our senior executives, including the NEOs. For a list of all perquisites provided to our NEOs for fiscal 2018, please refer to the All Other Compensation Table on page 53.

We provide our NEOs with financial counseling services to assist them in obtaining professional financial advice, which is a common benefit among our peer group companies, for convenience and to increase the understanding and effectiveness of our executive compensation program.

Due to our global presence, we maintain one corporate aircraft. In the event an NEO is accompanied by a guest or family member on the aircraft for personal reasons, as approved by the CEO, the NEO is taxed on the value of this usage according to the relevant Code rules. There is no tax gross-up paid on the income attributable to this value. Among our NEOs, Mr. Weisler is the only executive that used the corporate aircraft for personal use during fiscal 2018.

Our Audit Committee periodically conducts global risk management reviews, which include reviewing home security services of NEOs. Services considered necessary by the Audit Committee may be paid for by HP, due to the range of security issues that may be encountered by key executives of any large, multinational corporation.

Severance and Long-term Incentive Change in Control Plan for Executive Officers
Our Section 16 officers (including all of the NEOs) are covered by the Severance and Long-term Incentive Change in Control Plan for Executive Officers (“SPEO”), which is intended to protect us and our stockholders, and provide a level of transition assistance in the event of an involuntary termination of employment. Under the SPEO, participants who incur an involuntary termination (i.e., a termination not for cause), and who execute a full and effective release of claims following such termination, are eligible to receive severance benefits in an amount determined as a multiple of base pay, plus the average of the actual annual incentives paid for the preceding three years. In the case of the NEOs other than the CEO, the multiplier is 1.5. In the case of the CEO, the multiplier is 2.0. In all cases, this benefit will not exceed 2.99 times the sum of the executive’s base pay plus target annual incentive as in effect immediately prior to the termination of employment.

Although the majority of compensation for our executives is performance-based and largely contingent upon the achievement of financial goals, the HRC Committee continues to believe that the SPEO is appropriate for the attraction and retention of executive talent. In addition, we find it more equitable to offer severance benefits based on a standard formula for the Section 16 officers because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations. As a result, and consistent with the practice of our peer group companies, other compensation decisions are not generally based on the existence of this severance protection.

In addition to the cash benefit, SPEO participants are eligible to receive (1) a pro-rata annual incentive for the year of termination based on actual performance results, at the discretion of the HRC Committee, (2) pro-rata vesting of unvested equity awards (and for performance-based equity awards, only if any applicable performance conditions have been satisfied), and (3) payment of a lump-sum health-benefit stipend of an amount equal to 18 months’ COBRA premiums for continued group medical coverage for the executive and his or her eligible dependents.

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Benefits in the Event of a Change in Control
The SPEO also includes change in control terms for our NEOs. In addition to the benefits provided for involuntary terminations, the SPEO provides for full vesting of outstanding stock options, RSUs, Performance Contingent Stock Options (“PCSOs”), and PARSUs upon involuntary termination not for Cause or voluntary termination for Good Reason (as defined in the plan) within 24 months after a change in control (“double trigger”), and in situations where equity awards are not assumed by the surviving corporation (a “modified double trigger”). The SPEO further provides that under a double trigger, PARSUs will vest based on target performance, whereas under a modified double trigger, PARSUs will vest based upon the greater of the number of PARSUs that would vest based on actual performance and the number of PARSUs that would vest pro-rata based upon target performance.

The HRC Committee approved the change of control provisions in the SPEO as it determined that providing for double trigger and modified double trigger equity acceleration is consistent with market practice, will provide clarity to prospective and current executives, and will help attract and retain talent.

Other Compensation-Related Matters

Succession Planning

Among the HRC Committee’s responsibilities described in its charter is to oversee succession planning and leadership development. The Board plans for succession of the CEO and annually reviews senior management selection and succession planning that is undertaken by the HRC Committee. As part of this process, the independent Directors annually review the HRC Committee’s recommended candidates for senior management positions to see that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, executive officer leadership development, ability to motivate employees, and an ability to develop an effective working relationship with the Board. We also host a Board Buddy program through which each executive officer is aligned to a board member as a mentor to aid the executive’s development while giving board members a deeper understanding of the day-to-day operations of the company.

In fiscal 2018, an executive talent review was conducted along with succession plans for each of the executive leaders. Successors were identified to reflect necessary skill sets, performance, potential, and diversity. Development plans for successors were also established to ensure readiness and will be managed throughout the year. In addition to the annual succession planning process, the HRC Committee participates in an in-depth performance discussion of each executive officer at the time of the annual compensation review. Further, there is a People Update at each HRC Committee meeting, which includes a review of key people processes and developments for that quarter.

In addition, the executive team participated in a robust development process that included individual assessments, interviews with executive coaches, and an individualized development plan that can be leveraged throughout the year. Development themes for the entire executive team will be addressed during quarterly face-to-face meetings for full team development.

Stock Ownership Guidelines and Prohibition on Hedging

Our stock ownership guidelines are designed to align executives’ interests more closely with those of our stockholders and mitigate compensation-related risk. The current guidelines provide that, within five years of assuming a designated position, the CEO should attain an investment position in our stock equal to seven times his base salary and all other Section 16 officers reporting directly to the CEO should attain an investment position equal to five times their base salaries. Shares counted toward these guidelines include any shares held by the executive directly or through a broker, shares held through the 401(k) Plan, shares held as restricted stock, shares underlying time-vested RSUs, and shares underlying vested but unexercised stock options (50% of the in-the-money value of such options is used for this calculation). Mr. Weisler, Ms. Lesjak and Ms. Keogh are the only NEOs who have served in roles covered by our stock ownership guidelines for over five years and their respective ownerships exceed the current guidelines. Our other NEOs are on pace to meet the stock ownership guidelines within the allotted time frame.

The HRC Committee has adopted a policy prohibiting our executive officers from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) including, among other things, short sales and transactions involving publicly traded options. In addition, with limited exceptions, our executive officers are prohibited from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our stockholders.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executives.

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Executive Compensation

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Code. For fiscal year 2018 and prior fiscal years, Section 162(m) included an exception from the deductibility limitation for qualified “performance-based compensation.” This exception, however, has been repealed for tax years beginning in fiscal 2019 under the Tax Cuts and Jobs Act. As such, compensation paid to certain of our executive officers in excess of $1.0 million will not be deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. In addition, the Tax Cuts and Jobs Act increased the scope of individuals subject to the deduction limitation. Thus, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible. Although our compensation program may take into consideration the Section 162(m) rules as a factor, these considerations will not necessarily limit compensation to amounts deductible under Section 162(m).

Policy for Recoupment of Performance-Based Incentives

In fiscal 2006, the Board adopted a “clawback” policy that provides Board discretion to recover certain annual incentives from senior executives whose fraud or misconduct resulted in a significant restatement of financial results. The policy specifically allows for the recovery of annual incentives paid at or above target from those senior executives whose fraud or misconduct resulted in the restatement where the annual incentives would have been lower absent the fraud or misconduct, to the extent permitted by applicable law. Additionally, our incentive plan document allows for the recoupment of performance-based annual incentives and long-term incentives consistent with applicable law and the clawback policy.

Also, in fiscal 2014, we added a provision to our grant agreements to clarify that equity awards are subject to the clawback policy. Award agreements also provide Board discretion to cause forfeiture of certain outstanding cash and equity awards for fraud or misconduct that results in reputational harm to HP even when such fraud or misconduct does not result in a significant restatement of financial results.

HR and Compensation Committee Report on Executive Compensation

The HRC Committee of the Board of HP has reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of HP filed for the fiscal year ended October 31, 2018.

HR and Compensation Committee of the Board of Directors

Stephanie A. Burns, Chair
Aida Alvarez
Shumeet Banerji
Charles “Chip” V. Bergh
Stacey Mobley

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Fiscal 2018 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for fiscal years 2018, 2017 and 2016, as applicable. Per SEC reporting guidelines, our NEOs for fiscal 2018 include our CEO, (Mr. Weisler), anyone who served as CFO during the year (Ms. Lesjak and Mr. Fieler), the next three most highly compensated individuals still serving as executive officers at year end (Mr. Lores, Ms. Rivera, Ms. Keogh), and up to two additional officers who would have been amongst our top three most highly compensated had they been employed by HP at year end (Mr. Flaxman and Mr. Coughlin).

Name and Principal Position	Year	Salary(5) ($)	Bonus ($)	Stock Awards(6) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)
Dion J. Weisler President and CEO	2018	1,400,000	—	12,737,004	—	4,984,348	—	94,182	19,215,534
	2017	1,300,033	—	9,841,200	—	3,511,560	—	77,232	14,730,025
	2016	1,200,046	—	18,164,053	6,889,397	2,302,585	—	140,186	28,696,267
Steven J. Fieler(1) Chief Financial Officer	2018	550,000	—	2,382,017	—	793,632	210	19,404	3,745,263
Catherine A. Lesjak(2) Interim Chief Operating Officer	2018	850,000	—	5,121,798	—	1,811,695	—	60,763	7,844,256
	2017	850,022	—	4,100,494	—	1,435,012	159,279	39,781	6,584,588
	2016	850,033	—	7,573,319	2,758,055	1,006,092	434,684	43,877	12,666,060
Enrique J. Lores President, Imaging, Printing and Solutions	2018	750,000	—	4,623,686	—	1,579,331	—	43,973	6,996,990
	2017	725,019	—	3,075,370	—	1,219,035	—	23,786	5,043,210
Kim M. Rivera Chief Legal Officer	2018	675,000	—	3,088,732	—	1,438,699	—	72,927	5,275,358
	2017	645,016		2,255,264		1,088,921		193,081	4,182,282
	2016	612,004	1,281,250	5,747,980				304,487	7,945,721
Tracy S. Keogh Chief Human Resources Officer	2018	630,000	—	3,096,651	—	1,421,536	—	39,800	5,187,987
	2017	600,015		2,378,294		1,012,950		38,920	4,030,179
	2016	600,023		4,379,891	1,593,592	710,182		38,920	7,322,608
Ron V. Coughlin(3) (Former) President, Personal Systems	2018	569,708	—	5,013,148	—	—	—	10,800	5,593,656
	2017	725,019	—	3,690,450	—	1,224,612	—	17,986	5,658,067
Jon E. Flaxman(4) (Former) Chief Operating Officer	2018	414,626	—	4,067,821	—	857,821	—	19,680	5,359,948
	2017	700,018	—	3,075,370	—	1,181,775	211,506	10,500	5,179,169
	2016	700,027	—	3,295,365	84,496	839,484	557,485	10,500	5,487,357
(1)	Mr. Fieler was appointed Chief Financial Officer effective July 1, 2018.
(2)	Ms. Lesjak served as Chief Financial Officer from the beginning of our fiscal year until June 30, 2018 when she was succeeded by Mr. Fieler. She was appointed Interim Chief Operating Officer effective July 1, 2018.
(3)	Mr. Coughlin resigned from this role effective June 13, 2018.
(4)	Mr. Flaxman served as Chief Operating Officer until he passed away on March 28, 2018.
(5)	Amounts shown represent base salary earned or paid during the fiscal year, as described under “Compensation Discussion and Analysis—Determination of Fiscal 2018 Executive Compensation—2018 Base Salary.”

Proxy Statement	51

Executive Compensation

(6)	The grant date fair value of all stock awards has been calculated in accordance with applicable accounting standards. In the case of RSUs, the value is determined by multiplying the number of units granted by the closing price of our stock on the grant date. For PARSUs awarded in fiscal 2018, amounts shown reflect the grant date fair value of the PARSUs for the two- and three-year vesting periods beginning with fiscal 2018 based on the probable outcome of performance conditions related to these PARSUs at the grant date. The 2018 PARSUs include both internal (EPS) and market-related (TSR) performance goals as described under the “Compensation Discussion and Analysis—Determination of Fiscal 2018 Executive Compensation—Long-Term Incentive Compensation.” Consistent with the applicable accounting standards, the grant date fair value of the market-related TSR component has been determined using a Monte Carlo simulation model. Further, consistent with accounting standards, grant date fair value reflects the EPS portion of the award for Year 1 only, for which goals were approved in January 2018. This value also reflects grant date fair value of the EPS portion of the 2017 PARSU award for Year 2 (fiscal 2018 EPS), for which goals were approved in January 2018. The table below sets forth the grant date fair value for the 2018 PARSUs granted on December 7, 2017 and the fiscal 2018 EPS portion of the 2017 PARSUs granted on December 7, 2016:

Name	Date of Original PARSU Grant	Probable Outcome of Performance Conditions Grant Date Fair Value ($) *	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-related Component Grant Date Fair Value ($) **
Dion J. Weisler	12/7/2017	1,437,505	2,875,010	4,279,984
	12/7/2016	1,619,509	3,239,017
Steven J. Fieler	7/1/2018	177,572	355,144	654,449
Catherine A. Lesjak	12/7/2017	575,012	1,150,023	1,711,994
	12/7/2016	674,799	1,349,598
Enrique J. Lores	12/7/2017	532,415	1,064,831	1,585,172
	12/7/2016	506,105	1,012,211
Kim M. Rivera	12/7/2017	351,388	702,776	1,046,219
	12/7/2016	371,126	742,253
Tracy S. Keogh	12/7/2017	349,793	699,585	1,041,469
	12/7/2016	391,389	782,778
Ron V. Coughlin	12/7/2017	569,678	1,139,356	1,696,138
	12/7/2016	607,322	1,214,643
Jon E. Flaxman	12/7/2017	460,533	921,066	1,371,179
	12/7/2016	506,105	1,012,211
* Amounts shown represent the grant date fair value of the PARSUs subject to the internal EPS performance goal (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the performance period beginning in fiscal 2018. The grant date fair value of the 2018 PARSUs Year 1 EPS units awarded on December 7, 2017 and of the 2017 PARSUs Year 2 EPS units awarded on December 7, 2016 was $23.81 per unit, which was the closing share price of our common stock on January 23, 2018 when the EPS goal was approved. The grant date fair value of the 2018 PARSUs Year 1 EPS units for Mr. Fieler’s grant on July 1, 2018 was $22.69, the closing stock price on June 29, 2018. The values of 2018 PARSUs Year 2 and Year 3 EPS units will not be available until January 2019 and January 2020 respectively, and therefore are not included for fiscal 2018, but will be included for their respective fiscal years.
** Amounts shown represent the grant date fair value of PARSUs subject to the market-related TSR goal component of the PARSUs, for which expense recognition is not subject to probable or maximum outcome assumptions. The grant date fair value of the market-related TSR goal component of the PARSUs granted December 7, 2018 was $23.63 per unit, which was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation model were a volatility rate of 29.8%, a risk-free interest rate of 1.9%, and a simulation period of 2.9 years. For Mr. Fieler’s grant on July 1, 2018 the weighted grant date fair value for the TSR component was $27.88 determined using a Monte Carlo simulation assuming volatility rate of 24.8%, risk-free interest rate of 2.5%, and simulation period of 2.3 years. For information on the assumptions used to calculate the fair value of the awards, refer to Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, as filed with the SEC on December 13, 2018.
(7)	Amounts shown represent payouts under the annual PfR incentive (amounts earned during the applicable fiscal year but paid after the end of that fiscal year).
(8)	Amounts shown represent the increase in the actuarial present value of NEO pension benefits during the applicable fiscal year. As described in more detail under “Narrative to the Fiscal 2018 Pension Benefits Table” below, pension accruals have ceased for all NEOs, and NEOs hired after the dates that pension accruals ceased are not eligible to participate in any U.S. defined benefit pension plan. Accordingly, the amounts reported for the NEOs do not reflect additional accruals but reflect the passage of one more year from the prior present value calculation and changes in other actuarial assumptions. The assumptions used in calculating the changes in pension benefits are described in footnote (2) to the “Fiscal 2018 Pension Benefits Table” below. No HP plan provides for above-market earnings on deferred compensation amounts, so the amounts reported in this column do not reflect any such earnings.
(9)	The amounts shown are detailed in the “Fiscal 2018 All Other Compensation Table” below.

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Fiscal 2018 All Other Compensation Table

The following table provides additional information about the amounts that appear in the “All Other Compensation” column in the “Summary Compensation Table” above.

Name	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Mobility Program(3) ($)	Security Services/ Systems(4) ($)	Legal Fees(5) ($)	Personal Aircraft Usage(6) ($)	Tax Gross-Up(7) ($)	Miscellaneous(8) ($)	Total AOC ($)
Dion J. Weisler	11,000	10,800	12,810	984	17,610	14,742	10,236	16,000	94,182
Steven J. Fieler	11,000	8,404	—	—	—	—	—	—	19,404
Catherine A. Lesjak	11,000	10,800	—	20,963	—	—	—	18,000	60,763
Enrique J. Lores	11,000	10,800	9,300	—	—	—	544	12,329	43,973
Kim M. Rivera	11,000	—	40,427	—	—	—	—	21,500	72,927
Tracy S. Keogh	11,000	10,800	—	—	—	—	—	18,000	39,800
Ron V. Coughlin	—	10,800	—	—	—	—	—	—	10,800
Jon E. Flaxman	6,710	—	—	—	—	—	—	12,970	19,680
(1)	Represents matching contributions made under the HP 401(k) Plan that were earned for fiscal year 2018.
(2)	Represents matching contributions credited during fiscal 2018 under the HP Executive Deferred Compensation Plan with respect to the 2017 calendar year of that plan.
(3)	For Ms. Rivera, represents benefits provided under our domestic executive mobility program. For Mr. Weisler and Mr. Lores, represents tax preparation, filing, equalization and compliance services paid under HP’s tax assistance due to Korea business travel. Due to the taxation impact on US taxpayers who travel to Korea on business and the increase in Korea travel due to the closing of our acquisition of Samsung’s Print business, the HRC approved a Tax Assistance Program during its July 2017 meeting that covers our Section 16 officers. The program has the same characteristics as the existing tax equalization program for all other employees. Both programs together ensure a tax neutral scenario for all HP employees who must comply with Korean tax requirements due to business travel to Korea.
(4)	Represents home security services provided to the NEOs and, consistent with SEC guidance, the expense is reported here as a perquisite due to the fact that there is an incidental personal benefit.
(5)	Represents legal fees paid on behalf of Mr. Weisler for immigration related expenses.
(6)	Represents the value of personal usage of HP corporate aircraft. For purposes of reporting the value of such personal usage in this table, we use data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew, catering and supplies. For trips by NEOs that involve mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level valuation method. No tax gross-ups are provided for this imputed income.
(7)	Represents tax gross up for Korean state and social taxes under HP’s Tax Assistance Program for Korea business travel.
(8)	Includes amounts paid either directly to the executives or on their behalf for financial counseling, tax preparation and estate planning services. For Mr. Flaxman amounts represent company-paid airfare for his family related to his passing.

Proxy Statement	53

Executive Compensation

Grants of Plan-Based Awards in Fiscal 2018

The following table provides information on annual PfR incentive awards for fiscal 2018 and awards of RSUs and PARSUs granted during fiscal 2018 as a part of our long-term incentive program:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant-Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dion J. Weisler
PfR		28,000	2,800,000	5,600,000
RSU	12/7/2017							257,511	5,400,006
PARSU	12/7/2017				120,750	241,499	482,998		5,717,489
PARSU	12/7/2016				34,009	68,018	136,036		1,619,509
Steven J. Fieler
PfR		4,795	479,500	1,055,000
RSU	7/1/2018							35,258	800,004
RSU	12/7/2017							35,765	749,992
PARSU	7/1/2018				15,652	31,304	62,608		832,021
Catherine A. Lesjak
PfR		10,625	1,062,500	2,125,000
RSU	12/7/2017							103,004	2,159,994
PARSU	12/7/2017				48,300	96,600	193,200		2,287,005
PARSU	12/7/2016				14,171	28,341	56,682		674,799
Enrique J. Lores
PfR		9,375	937,500	1,875,000
RSU	12/7/2017							95,374	1,999,993
PARSU	12/7/2017				44,722	89,444	178,888		2,117,587
PARSU	12/7/2016				10,628	21,256	42,512		506,105
Kim M. Rivera
PfR		8,438	843,750	1,687,500
RSU	12/7/2017							62,947	1,319,999
PARSU	12/7/2017				29,517	59,033	118,066		1,397,607
PARSU	12/7/2016				7,794	15,587	31,174		371,126
Tracy S. Keogh
PfR		7,875	787,500	1,575,000
RSU	12/7/2017							62,661	1,314,001
PARSU	12/7/2017				29,383	58,765	117,530		1,391,261
PARSU	12/7/2016				8,219	16,438	32,876		391,389
Ron V. Coughlin
PfR		9,375	937,500	1,875,000
RSU	12/7/2017							102,051	2,140,009
PARSU	12/7/2017				47,853	95,705	191,410		2,265,817
PARSU	12/7/2016				12,754	25,507	51,014		607,322
Jon E. Flaxman
PfR		8,938	893,750	1,787,500
RSU	12/7/2017							82,499	1,730,004
PARSU	12/7/2017				38,685	77,369	154,738		1,831,712
PARSU	12/7/2016				10,628	21,256	42,512		506,105
(1)	Amounts represent the range of possible cash payouts for fiscal 2018 PfR incentive awards, under the Stock Incentive Plan based upon annual salary.
(2)

PARSU amounts represent the range of shares that may be released at the end of the two- and three-year vesting periods applicable to the PARSUs assuming achievement of threshold, target, or maximum performance. 50% of the PARSUs are eligible for vesting based on EPS performance and 50% are eligible for vesting based on TSR performance. PARSUs vest as follows: 16.6% of the units are eligible for vesting based on EPS performance on year one with continued

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service over two years, 16.6% of the units are eligible for vesting based on EPS performance of year two with continued service over three years, 16.6% of the units are eligible for vesting based on EPS performance of year three with continued service over three years, 25% of the units are eligible for vesting based on TSR performance over two years with continued service over two years, 25% of the units are eligible for vesting based on TSR performance over three years with continued service over three years. 2018 PARSU year 1 EPS units and all TSR units are reflected in this table. Further, the 2017 PARSU – fiscal 2018 EPS units are also included. If our EPS and relative TSR performance are below threshold for the performance period, no shares will be released for the applicable segment. For additional details, see the discussion of PARSUs under “Compensation Discussion and Analysis—Determination of Fiscal 2018 Executive Compensation—Long-Term Incentive Compensation—2018 PARSUs.”

(3)	RSUs vest as to one-third of the units on each of the first three anniversaries of the grant date, subject to continued service.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information on stock and option awards held by the NEOs as of October 31, 2018:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price(2) ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Dion J. Weisler	369,020		—	17.29	12/9/2022	788,653	19,038,083	550,882	13,298,291
			525,719	13.83	11/1/2023

Steven J. Fieler						456,956	11,030,918	38,779	936,125

Catherine A. Lesjak	277,020		—	17.29	12/9/2022	318,715	7,693,780	224,452	5,418,271
	—		202,200	13.83	11/1/2023

Enrique J. Lores	156,976			12.47	10/29/2023	205,166	4,952,707	189,793	4,581,603

Kim M. Rivera						230,429	5,562,556	130,899	3,159,902

Tracy S. Keogh	201,284			17.29	12/9/2022	220,105	5,313,335	133,636	3,225,973
			117,276	13.83	11/1/2023

Ron V. Coughlin						0	0	0	0

Jon E. Flaxman						0	0	0	0
(1)

Option awards in this column will fully vest as to one-third of the shares on the third anniversary of November 2, 2015, the respective date of the grant (if stock price performance conditions have been satisfied), and subject to continued service in each case.

(2)

Option exercise prices are the fair market value of our stock on the grant date. In connection with the separation of HPE and in accordance with the employee matters agreement, HP made certain adjustments to the exercise price and number of stock-based compensation awards with the intention of preserving the intrinsic value of the awards prior to the separation. Exercisable and non-exercisable stock options were converted to similar awards of the entity where the employee was working post-separation. RSUs and performance-contingent awards were adjusted to provide holders with RSUs and performance-contingent awards in the Company that employs such employee following the separation.

(3)	All options have an eight-year term.
(4)

The amounts in this column include shares underlying dividend equivalent units credited with respect to outstanding stock awards through October 31, 2018. The release dates and release amounts for all unvested stock awards are as follows, assuming continued service and satisfaction of any applicable financial performance conditions:

●Mr. Weisler: November 2, 2018 (156,665 shares plus accrued dividend equivalent shares); December 7, 2018 (184,908 shares plus accrued dividend equivalent shares); December 9, 2018 (132,123 shares plus accrued dividend equivalent shares); December 7, 2019 (184,909 shares plus accrued dividend equivalent shares); December 7, 2020 (85,837 shares plus accrued dividend equivalent shares).

Proxy Statement	55

Executive Compensation

●Mr. Fieler: December 7, 2018 (11,921 shares plus accrued dividend equivalent shares); January 3, 2019 (168,350 shares plus accrued dividend equivalent shares); January 11, 2019 (15,618 shares plus accrued dividend equivalent shares); July 1, 2019 (11,752 shares plus accrued dividend equivalent shares); December 7, 2019 (11,922 shares plus accrued dividend equivalent shares); January 3, 2020 (168,351 shares plus accrued dividend equivalent shares); January 11, 2020 (15,618 shares plus accrued dividend equivalent shares); July 1, 2020 (11,753 shares plus accrued dividend equivalent shares); December 7, 2020 (11,922 shares plus accrued dividend equivalent shares) ; July 1, 2021 (11,753 shares plus accrued dividend equivalent shares).
●Ms. Lesjak: November 2, 2018 (60,256 shares plus accrued dividend equivalent shares); December 7, 2018 (75,614 shares plus accrued dividend equivalent shares); December 9, 2018 (55,051 shares plus accrued dividend equivalent shares); December 7, 2019 (75,615 shares plus accrued dividend equivalent shares); December 7, 2020 (34,335 shares plus accrued dividend equivalent shares).
●Mr. Lores: December 7, 2018 (62,751 shares plus accrued dividend equivalent shares); December 9, 2018 (38,536 shares plus accrued dividend equivalent shares); December 7, 2019 (62,751 shares plus accrued dividend equivalent shares); December 7, 2020 (31,792 shares plus accrued dividend equivalent shares).
●Ms. Rivera: November 9, 2018 (79,308 shares plus accrued dividend equivalent shares); December 7, 2018 (43,686 shares plus accrued dividend equivalent shares); December 9, 2018 (28,627 shares plus accrued dividend equivalent shares); December 7, 2019 (43,686 shares plus accrued dividend equivalent shares); December 7, 2020 (20,983 shares plus accrued dividend equivalent shares).
●Ms. Keogh: November 2, 2018 (34,949 shares plus accrued dividend equivalent shares); December 7, 2018 (44,829 shares plus accrued dividend equivalent shares); December 9, 2018 (31,930 shares plus accrued dividend equivalent shares); December 10, 2018 (28,936 shares plus accrued dividend equivalent shares); December 7, 2019 (44,830 shares plus accrued dividend equivalent shares); December 7, 2020 (20,887 shares plus accrued dividend equivalent shares).
●Mr. Coughlin: has no outstanding equity as all shares were forfeited when he departed the company.
●Mr. Flaxman: All outstanding equity was paid out to his estate/beneficiaries after his death, per appropriate terms.

(5)	Value calculated based on the $24.14 closing price of our stock on October 31, 2018.
(6)

The amounts in this column include the amounts of PARSUs granted in fiscal 2017 (Year 2 EPS units and 50% of TSR units) and fiscal 2018 (Year 1 EPS units and all TSR units) plus accrued dividend equivalent shares. The shares are reported at target, except for 2017 PARSUs Year 2 EPS units and 2018 PARSUs Year 1 EPS units since those results have been certified (fiscal 2018 EPS period). Actual payout will be on achievement of performance goals at the end of the two- and three-year vesting periods.

Option Exercises and Stock Vested in Fiscal 2018

The following table provides information about options exercised and stock awards vested for the NEOs during the fiscal year ended October 31, 2018:

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
Dion J. Weisler	525,719	3,886,618	1,194,116	27,509,840
Steven J. Fieler	—	—	188,040	4,035,115
Catherine A. Lesjak	496,399	5,616,378	512,424	11,773,873
Enrique J. Lores	530,149	6,384,161	475,522	11,128,546
Kim M. Rivera	—	—	304,825	6,952,913
Tracy S. Keogh	234,551	2,268,108	327,559	7,468,390
Ron V. Coughlin	405,836	4,704,323	87,343	1,836,489
Jon E. Flaxman(4)	393,944	3,801,558	688,909	15,030,414
(1)	Includes PARSUs, RSUs, and accrued dividend equivalent shares.
(2)	Represents the amounts realized based on the difference between the market price of HP stock on the date of grant and the exercise price.
(3)

Represents the amounts realized based on the fair market value of our stock on the performance period end date for PARSUs (October 31, 2018) and on the vesting date for RSUs and accrued dividend equivalent shares. Fair market value is determined based on the closing price of our stock on the applicable performance period end/vesting date.

(4)

For Mr. Flaxman the stock awards value realized on vesting, after December 7, 2017, is based on the closing stock price of $21.92, on March 29, 2018, date of transfer of equity to his estate. The number of options and value recognized on exercise represent actual exercises which occurred before Mr. Flaxman’s death.

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Fiscal 2018 Pension Benefits Table

The following table provides information about the present value of accumulated pension benefits payable to each NEO:

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Dion J. Weisler(3)	—	—	—	—
Steven J. Fieler	CAPP	1.3	$9,623	—
Catherine A. Lesjak	RP	21.3	$427,330	—
	EBP	21.3	$2,617,417	—
Ron V. Coughlin(3)	—	—	—	—
Jon E. Flaxman(4)	RP	26.6	$223,064	—
	EBP	—	—	$3,507,461
Enrique J. Lores(3)	—	—	—	—
Kim Rivera(3)	—	—	—	—
Tracy Keogh(3)	—	—	—	—
(1)

The “RP” and the “EBP” are the qualified HP Retirement Plan and the non-qualified HP Excess Benefit Plan, respectively. “CAPP” is the qualified Cash Account Pension Plan. All benefits are frozen under these plans. The RP and CAPP have been merged into the HP Inc. Pension Plan (formerly known as the HP Pension Plan).

(2)

The present value of accumulated benefits is shown at the age 65 unreduced retirement age for the RP and the EBP and the immediate unreduced benefit from the CAPP using the assumptions under Accounting Standards Codification (ASC) Topic 715-30 Defined Benefit Plans—Pension for the 2018 fiscal year-end measurement (as of October 31, 2018). The present value is based on a discount rate of 4.54% for the RP (this discount rate also applies for CAPP but since the benefit is currently unreduced, there is no discounting applied) and 4.02% for the EBP, lump sum interest rates of 3.21% for the first five years, 4.26% for the next 15 years and 4.55% thereafter, and applicable mortality for lump sums with the respective mortality improvement scale applied for future years. As of October 31, 2017 (the prior measurement date), the ASC Topic 715-30 assumptions included a discount rate of 3.82% for the RP and 2.99% for the EBP, lump sum interest rates of 1.96% for the first five years, 3.58% for the next 15 years and 4.35% thereafter, and applicable mortality for lump sums with the respective mortality improvement scale applied for future years.

(3)

Mr. Weisler, Mr. Coughlin, Mr. Lores, Ms. Rivera and Ms. Keogh are not eligible to receive benefits under any defined benefit pension plan because we ceased benefit accruals under all of our U.S.-qualified defined benefit pension plans prior to the commencement of their employment with HP in the United States.

(4)

Mr. Flaxman passed away in March of 2018 and his EBP benefit was transferred to the EDCP and was paid to his estate/beneficiaries pursuant to the terms of the EBP. The amount shown for the EBP as paid was the amount transferred to the EDCP on May 14, 2018 and is reflected in the “Executive Contributions in Last FY” column of the Nonqualified Deferred Compensation Table below. Mr. Flaxman’s wife received the $223,064 for his RP benefits in November 2018 pursuant to the terms of the RP. This payment from the RP is the survivor benefit which is 50% of the benefit that would have been payable to Mr. Flaxman had he survived to the benefit commencement date for his wife and elected a lump sum.

Narrative to the Fiscal 2018 Pension Benefits Table
No NEO currently accrues a benefit under any qualified or non-qualified defined benefit pension plan because we ceased benefit accruals in all of our U.S.-qualified defined benefit pension plans (and their non-qualified plan counterparts) in prior years. Benefits previously accrued by the NEOs under HP pension plans are payable to them following termination of employment, subject to the terms of the applicable plan.

Terms of the HP Retirement Plan (RP)
Ms. Lesjak and Mr. Flaxman earned benefits under the RP and the EBP based on pay and service prior to 2008. The RP is a traditional defined benefit plan that provided a benefit based on years of service and the participant’s “highest average pay rate,” reduced by a portion of Social Security earnings. “Highest average pay rate” was determined based on the 20 consecutive fiscal quarters when pay was the highest. Pay for this purpose included base pay and bonus, subject to applicable IRS limits. Benefits under the RP may be taken in one of several different annuity forms or in an actuarially equivalent lump sum. Benefits calculated under the RP are offset by the value of benefits earned under the HP Deferred Profit Sharing Plan (the “DPSP”) before November 1, 1993. Together, the RP and the DPSP constitute a “floor-offset” arrangement for periods before November 1, 1993.

Benefits not payable from the RP and the DPSP due to IRS limits are paid from the EBP under which benefits are unfunded and unsecured. When an EBP participant terminates employment, the benefit liability is transferred to the EDCP, where an account is established for the participant. That account is then credited with hypothetical investment earnings (gains or losses) based upon the investment election made by participants from among investment options similar to those offered under the HP 401(k) Plan. There is no formula that would result in above-market earnings or payment of a preferential interest rate on this benefit.

At the time of distribution, amounts representing EBP benefits are paid from the EDCP in a lump sum or installment form, according to pre-existing elections made by those participants, except that participants with a small benefit or who have not qualified for retirement status (age 55 with at least 15 years of continuous service) are paid their EBP benefit in January of the year following their termination, subject to any delay required by Section 409A of the Code.

Proxy Statement	57

Executive Compensation

Fiscal 2018 Non-qualified Deferred Compensation Table

The following table provides information about contributions, earnings, withdrawals, distributions, and balances under the EDCP:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at FYE(4) ($)
Dion J. Weisler	10,800	10,800	900	—	54,251
Steven J. Fieler	1,528	8,404	(469)	—	16,843
Catherine A. Lesjak	11,800	10,800	170,443	840,971	1,816,715
Enrique J. Lores	376,284	10,800	(37,055)	—	1,396,077
Kim M. Rivera	—	—	27	—	25,503
Tracy S. Keogh	387,885	10,800	23,178	—	3,042,945
Ron V. Coughlin(5)	378,259	10,800	(44,635)	—	1,011,579
Jon E. Flaxman(6)	3,507,461	—	17,564	3,525,024	—
(1)	The amounts reported here as “Executive Contributions” and “Registrant Contributions” are reported as compensation to such NEO in the “Summary Compensation Table” above.
(2)

The contributions reported here as “Registrant Contributions” were made in fiscal 2018 with respect to calendar year 2017 participant base pay deferrals. During fiscal 2018, the NEOs were eligible to receive a 4% matching contribution on base pay deferrals that exceeded the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that limit.

(3)	The distributions reported here were made pursuant to participant elections made prior to the time that the amounts were deferred in accordance with plan rules.
(4)

Of these balances, the following amount was reported as compensation to such NEO in the Summary Compensation Table in prior proxy statements: Mr. Weisler $30,658, Mr. Lores $257,727, Ms. Rivera $21,208, Ms. Keogh $1,253,817, Mr. Coughlin $293,196 and Ms. Lesjak $0 as distributions from her account have been in excess of plan contributions. The information reported in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional earned compensation.

(5)	Mr. Coughlin’s balance will be paid to him in January 2019, per the plan guidelines.
(6)

Reflects the transfer of Mr. Flaxman’s accrued benefit under the EBP at the time of his death. Pursuant to the terms of the EBP, the accrued amount was distributed and transferred to his EDCP account and then transferred from his employee EDCP account to an EBP account established for his beneficiaries on June 18, 2018. It will be paid out to beneficiaries per plan rules in January 2019.

Narrative to the Fiscal 2018 Non-qualified Deferred Compensation Table
HP sponsors the EDCP, a non-qualified deferred compensation plan that permits eligible U.S. employees to defer base pay in excess of the amount taken into account under the qualified HP 401(k) Plan and bonus amounts of up to 95% of the annual PfR incentive bonus payable under the annual PfR incentive plan. In addition, a matching contribution is available under the plan to eligible employees. The matching contribution applies to base pay deferrals on compensation above the IRS limit that applies to the qualified HP 401(k) Plan, up to a maximum of two times that compensation limit (for fiscal 2018 matching contributions, on calendar year 2017 base pay from $270,000 to $540,000). During fiscal 2018, the NEOs were eligible for a matching contribution of up to 4% on base pay contributions in excess of the IRS limit, up to a maximum of two times that limit.

Upon becoming eligible for participation or during the annual enrollment period, employees must specify the amount of base pay and/or the percentage of bonus to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined as at least age 55 with 15 years of continuous service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any delay required under Section 409A of the Code. This approach was applied to Mr. Coughlin after his voluntary termination from HP this year and the payout of his EDCP balance will occur in January 2019, as described in footnote (5) to the NQDC table above. At retirement (or earlier, if properly elected), benefits are paid according to the distribution election made by the participant at the time of the deferral election, subject to any delay required under Section 409A of the Code. In the event of death, the remaining vested EDCP account balance will be paid to the designated beneficiary, or otherwise in accordance with the EDCP provisions, in a single lump-sum payment in the month following the month of death. In the event of death, a participant’s EBP account, distributed from the EDCP, will be distributed to the participant’s beneficiary in a single lump-sum in the January following death. This approach was applied to Mr. Flaxman as described in footnote (6) of the NQDC table above. No withdrawals are permitted prior to the previously elected distribution date, other than “hardship” withdrawals as permitted by applicable law.

Amounts deferred or credited under the EDCP are credited with hypothetical investment earnings based on participant investment elections made from among the investment options available under the HP 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such accounts are subject to the claims of general creditors of HP. No amounts are credited with above-market earnings.

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Executive Compensation

Potential Payments Upon Termination or Change in Control

The amounts in the following table estimate potential payments due if an NEO had terminated employment with HP effective October 31, 2018 under each of the circumstances specified below. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the retirement plans and the HP 401(k) Plan and payment of accrued vacation where required.

				Long Term Incentive Programs(3)
Name	Termination Scenario	Total(1)	Severance(2)	Stock Options	Restricted Stock	PARSU
Dion J. Weisler	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$42,474,691	$0	$5,420,163	$19,038,073	$18,016,455
	Retirement	$0	$0	$0	$0	$0
	Death	$42,474,691	$0	$5,420,163	$19,038,073	$18,016,455
	Not for Cause	$36,884,144	$10,024,413	$5,420,163	$11,620,164	$9,819,404
	Change in Control	$52,499,104	$10,024,413	$5,420,163	$19,038,073	$18,016,455
Steven J. Fieler	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$12,346,862	$0	$0	$11,030,918	$1,315,944
	Retirement	$0	$0	$0	$0	$0
	Death	$12,346,862	$0	$0	$11,030,918	$1,315,944
	Not for Cause	$6,771,511	$1,889,961	$0	$4,277,804	$603,746
	Change in Control	$14,236,823	$1,889,961	$0	$11,030,918	$1,315,944
Catherine A. Lesjak(4)	Voluntary	$10,115,256	$0	$0	$6,102,954	$4,012,302
	Disability	$17,112,810	$0	$2,084,682	$7,693,768	$7,334,360
	Retirement	$10,115,256	$0	$0	$6,102,954	$4,012,302
	Death	$17,112,810	$0	$2,084,682	$7,693,768	$7,334,360
	Not for Cause	$17,209,930	$3,419,178	$2,084,682	$7,693,768	$4,012,302
	Change in Control	$20,531,988	$3,419,178	$2,084,682	$7,693,768	$7,334,360
Enrique J. Lores	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$11,181,499	$0	$0	$4,952,703	$6,228,796
	Retirement	$0	$0	$0	$0	$0
	Death	$11,181,499	$0	$0	$4,952,703	$6,228,796
	Not for Cause	$8,605,027	$2,877,138	$0	$2,384,639	$3,343,250
	Change in Control	$14,058,637	$2,877,138	$0	$4,952,703	$6,228,796
Kim M. Rivera	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$9,849,268	$0	$0	$5,562,535	$4,286,733
	Retirement	$0	$0	$0	$0	$0
	Death	$9,849,268	$0	$0	$5,562,535	$4,286,733
	Not for Cause	$8,796,164	$2,674,819	$0	$3,798,614	$2,322,731
	Change in Control	$12,524,087	$2,674,819	$0	$5,562,535	$4,286,733
Tracy S. Keogh	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$10,893,610	$0	$1,209,116	$5,313,319	$4,371,175
	Retirement	$0	$0	$0	$0	$0
	Death	$10,893,610	$0	$1,209,116	$5,313,319	$4,371,175
	Not for Cause	$9,590,349	$2,534,483	$1,209,116	$3,465,817	$2,380,933
	Change in Control	$13,428,093	$2,534,483	$1,209,116	$5,313,319	$4,371,175
Jon Flaxman(5)	Death	$15,080,458	$0	$1,714,650	$5,663,909	$7,701,899
(1)	Total does not include amounts earned or benefits accumulated due to continued service by the NEO through October 31, 2018, including vested stock options, PCSOs, RSUs, PARSUs, accrued retirement benefits, and vested balances in the EDCP, as those amounts are detailed in the preceding tables. Total also does not include amounts the NEO was eligible to receive under the annual PfR incentive with respect to fiscal 2018 performance.
(2)	The amounts reported are the cash benefits payable in the event of a qualifying termination under the SPEO: for CEO, 2x multiple of base pay plus the average of the actual annual incentives paid for the preceding three years; for other NEOs, 1.5x multiple of base pay plus the average of the actual annual incentives paid for the preceding three years, and includes 18 months’ COBRA premiums for continued group medical coverage for the NEOs and their eligible dependents.
(3)	Upon an involuntary termination not for cause, covered executives receive pro-rata vesting on unvested equity awards as discussed under “Executive Compensation—Compensation Discussion and Analysis—Severance and Long-term Incentive Change in Control Plan for Executive Officers.” Full vesting of PARSUs based on performance at target levels (to the extent that the actual performance period has not been completed) applies in the event of a

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Executive Compensation

termination due to death or disability for all grant recipients. Pro-rata vesting of PARSUs based on actual performance applies in the event of a termination due to retirement for all grant recipients. To calculate the value of unvested PARSUs for purposes of this table, target performance is used unless the performance period has been completed and the results have been certified. Full vesting of unvested PCSOs applies in the event of a termination due to death or disability for all grant recipients. PCSOs vest pro-rata in the event of a termination due to retirement, with the exception of launch grant PCSOs, which are forfeited; all outstanding launch grant PCSOs vested on November 2, 2018. With respect to the treatment of equity in the event of a change in control of HP, the information reported reflects the SPEO approved change in control terms.
(4)	As of the end of fiscal 2018, Ms. Lesjak is retirement eligible (a minimum age of 55 plus years of service equal to or greater than 70 points). In the event that Ms. Lesjak retires, she would receive retirement equity treatment in regards to the long-term incentive programs. Values in the “Voluntary” section for Ms. Lesjak reflect the retirement equity treatment in a voluntary termination.
(5)	Amounts reflected for Mr. Flaxman represent the transfer of equity to his estate on March 29, 2018 after his death, valued at $21.92, the closing stock price on that day. For stock options, this represents the potential value based upon the March 29, 2018 stock price and the option strike price at the time the options were transferred to Mr. Flaxman’s beneficiaries.

HP Severance Plan for Executive Officers
An executive will be deemed to have incurred a qualifying termination for purposes of the SPEO if he or she is involuntarily terminated without cause and executes a full release of claims in a form satisfactory to HP promptly following termination. For purposes of the SPEO, “cause” means an executive’s material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP. The material terms of the SPEO are described under “Executive Compensation—Compensation Discussion and Analysis—Severance and Long-term Incentive Change in Control Plan for Executive Officers.”

Narrative to the Potential Payments Upon Termination or Change in Control Table

Voluntary or “For Cause” Termination
In general, an NEO who remained employed through October 31, 2018 (the last day of the fiscal year) but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter in a “for cause” termination, would be eligible (1) to receive his or her annual incentive amount earned for fiscal 2018 under the annual PfR incentive (subject to any discretionary downward adjustment or elimination by the HRC Committee prior to actual payment, and to any applicable clawback policy), (2) to exercise his or her vested stock options up to three months following a voluntary termination, and up to the date of termination in the case of termination “for cause,” (3) to receive a distribution of vested amounts deferred or credited under the EDCP, and (4) to receive a distribution of his or her vested benefits, if any, under the HP 401(k) and pension plans. An NEO who terminated employment before October 31, 2018, either voluntarily or in a “for cause” termination, would generally not have been eligible to receive any amount under the annual PfR incentive with respect to the fiscal year in which the termination occurred, except that the HRC Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions, and similar programs.

“Not for Cause” Termination
A “not for cause” termination of an NEO who remained employed through October 31, 2018 and was terminated immediately thereafter would qualify the NEO for the amounts described above under a “voluntary” termination in addition to benefits under the SPEO if the NEO signs the required release of claims in favor of HP.

In addition to the cash severance benefits and pro-rata equity awards payable under the SPEO, the NEO would be eligible to exercise vested stock options up to one year after termination and receive distributions of vested, accrued benefits from HP deferred compensation and pension plans.

Termination Following a Change in Control
In the event of a change in control of HP, RSUs, stock options, and PCSOs will vest in full if the successor does not assume such awards or if an individual is terminated without Cause or terminates with Good Reason within 24 months of a change in control. Outstanding PARSUs will vest in full upon a termination in connection with or following a change in control, assuming target performance level. Upon failure of the successor to assume outstanding PARSUs in connection with a change in control, the PARSUs will vest in full based on the better of (i) pro-rata vesting at target, and (ii) 100% of units vesting based on actual performance as determined by the Committee within 30 days of change in control.

Death or Disability Terminations
An NEO who continued in employment through October 31, 2018 whose employment is terminated immediately thereafter due to death or disability would be eligible (1) to receive his or her full annual incentive amount earned for fiscal 2018 under the annual PfR incentive determined by HP in its sole discretion, (2) to receive a distribution of vested amounts deferred or credited under the EDCP, and (3) to receive a distribution of his or her vested benefits under the HP 401(k) and pension plans.

Upon termination due to death or disability, equity awards held by the NEO may vest in full. If termination is due to disability, RSUs, stock options, and PCSOs will vest in full, subject to satisfaction of applicable performance conditions, and must be exercised within three years of termination or by the original expiration date, if earlier; all unvested portions of the PARSUs, including any amounts for dividend equivalent payments, shall vest based on performance at target levels. If termination is due to the NEO’s death, RSUs, stock options, and PCSOs will vest in full and must be exercised within one year of termination or by the original expiration date, if earlier; all unvested portions of the PARSUs, including any amounts for dividend equivalent payments, shall vest based on performance at target levels.

60	www.hpannualmeeting.com

Executive Compensation

HP Severance Policy for Senior Executives
Under the HP Severance Policy for Senior Executives adopted by the Board in July 2003 (the “HP Severance Policy”), HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive’s current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive’s termination. Individuals subject to this policy consist of the Section 16 officers designated by the Board. In implementing this policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon.

For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to extraordinary benefits that are not available to groups of employees other than the Section 16 officers upon termination of employment. Benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting, and other benefits that are consistent with our practices applicable to employees other than the Section 16 officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) the value of any service period credited to a Section 16 officer in excess of the period of service actually provided by such Section 16 officer for purposes of any employee benefit plan; (c) the value of benefits and perquisites that are inconsistent with our practices applicable to one or more groups of employees in addition to, or other than, the Section 16 officers (“Company Practices”); and (d) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock, RSUs, or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (i) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation, or other benefit plans (e.g., 401(k) Plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days), and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (ii) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (iii) acceleration of the vesting of stock options, stock appreciation rights, restricted stock, RSUs or long-term cash incentives that is consistent with Company Practices; (iv) payments or benefits required to be provided by law; and (v) benefits and perquisites provided in accordance with the terms of any benefit plan, program, or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that we may enter into after the adoption of the HP Severance Policy by the Board, as well as agreements renewing, modifying, or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions, or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 officers.

HP Retirement Arrangements
Upon retirement immediately after October 31, 2018 with a minimum age of 55 and years of combined age and service equal to or greater than 70, HP employees in the United States receive full vesting of time-based options granted under our stock plans with a post-termination exercise period of up to three years or the original expiration date, whichever comes first, as well as full vesting of RSUs. PCSOs will receive prorated vesting if the stock price appreciation conditions are met and may vest on a prorated basis post-termination to the end of the performance period, subject to stock price appreciation conditions and certain post-employment restrictions. Any unvested Launch Grants (RSUs or PCSOs) will be forfeited upon voluntary retirement. Awards under the PARSU program, if any, are paid on a prorated basis to participants at the end of the performance period based on actual results, and bonuses, if any, under the annual PfR incentive plan may be paid in prorated amounts at the discretion of management based on actual results. In accordance with Section 409A of the Code, certain amounts payable upon retirement (or other termination) of the NEOs and other key employees will not be paid out for at least six months following termination of employment.

We sponsor two retiree medical programs in the United States, one of which provides subsidized coverage for eligible participants based on years of service. Eligibility for this program requires that participants have been continuously employed by HP since January 1, 2003 and have met other age and service requirements. None of the NEOs are eligible for this program.

The other U.S. retiree medical program we sponsor provides eligible retirees with access to coverage at group rates only, with no direct subsidy provided by HP. As of the end of fiscal 2018, Ms. Lesjak is eligible to retire under this program. All the other NEOs could be eligible for this program if they retire from HP on or after age 55 with at least ten years of qualifying service or if they retire at any age with combined age plus service equal to 80 or more years. In addition, beginning at age 45, eligible U.S. employees may participate in the HP Retirement Medical Savings Account Plan (the “RMSA”), under which certain participants are eligible to receive HP matching credits of up to $1,200 per year, up to a lifetime maximum of $12,000, which can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee meets the eligibility requirements for HP retiree medical benefits. Ms. Lesjak is the only NEO eligible for the HP matching credits under the RMSA.

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Executive Compensation

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of October 31, 2018.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by HP stockholders	37,309,092	(3)	$13.7919	305,766,637	(4)(5)
Equity compensation plans not approved by HP stockholders	—		—	—
Total	37,309,092		$13.7919	305,766,637
(1)	This column does not reflect awards of options and RSUs assumed in acquisitions where the plans governing the awards were not available for future awards as of October 31, 2018. As of October 31, 2018, there were no individual awards of options and RSUs outstanding pursuant to awards assumed in connection with acquisitions and granted under such plans.
(2)	This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) to this table or the purchase price of shares to be purchased pursuant to the ESPP or the legacy HP Employee Stock Purchase Plan (the “Legacy ESPP”). In addition, the weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of RSUs and PARSUs, which have no exercise price.
(3)	Includes awards of options and RSUs outstanding under the ESPP, the 2004 Plan and the HP 2000 Stock Plan. Also includes awards of PARSUs representing 3,911,062 shares that may be issued under the 2004 Plan. Each PARSU award reflects a target number of shares that may be issued to the award recipient. HP determines the actual number of shares the recipient receives at the end of a three-year performance period based on results achieved compared with Company performance goals and stockholder return relative to the market. The actual number of shares that a grant recipient receives at the end of the period may range from 0% to 200% of the target number of shares.
(4)	Includes (i)223,582,280 shares available for future issuance under the 2004 Plan; (ii) 78,092,366 shares available for future issuance under the ESPP; (iii) 2,725,611 shares available for future issuances under the Legacy ESPP, a plan under which employee stock purchases are no longer made; and (iv) 1,366,380 shares are reserved for issuance under our Service Anniversary Stock Plan, a plan under which awards are no longer granted. Taking into account these adjustments, 305,766,637 shares were available for future grants as of October 31, 2018.
(5)	In January 2018, the Board approved an amendment and restatement of HP’s 2004 Stock Incentive Plan, which included a retirement of 80 million shares from the plan’s share reserves.

CEO Pay Ratio Disclosure

In accordance with SEC rules we are reporting our CEO pay ratio for the first time. As set forth in the Summary Compensation Table, our CEO’s annual total compensation for fiscal 2018 was $19,215,534. Our median employee’s annual total compensation was $79,719, resulting in a CEO pay ratio of 241:1.

In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

Our CEO pay ratio is based on the following methodology:

●	We identified our employee population as of August 1, 2018, including employees who joined HP as part of the acquisition of Samsung Print on November 1, 2018 and excluding ~895 employees on furlough or Leave of Absence, consistent with SEC rules.
●	We utilized annual base salary as the consistently applied compensation measure as of August 1, 2018 to identify the median employee.
●	We annualized base salary for permanent employees who were employed for less than the full fiscal year.
●	We calculated the median employee’s annual total compensation for fiscal 2018 using the same methodology that was used for our named executive officers, as set forth in the Summary Compensation Table.

62	www.hpannualmeeting.com

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of December 31, 2018 (or as of the date otherwise indicated below) concerning beneficial ownership by:

●	holders of more than 5% of HP’s outstanding shares of common stock;
●	our Directors and nominees;
●	each of the named executive officers listed in the Summary Compensation Table on page 51; and
●	all of our Directors and executive officers as a group.

The information provided in the table is based on our records, information filed with the SEC and information provided to HP, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2019 (60 days after December 31, 2018) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after March 1, 2019 and any RSUs vesting/settling, as applicable, on or before March 1, 2019 that may be payable in cash or shares at HP’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

Beneficial Ownership Table

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Dodge & Cox(1)	80,636,601	5.2%
Black Rock, Inc.(2)	107,109,970	6.9%
The Vanguard Group(3)	129,764,707	8.35%
Aida M. Alvarez	39,244	*
Shumeet Banerji	48,609	*
Robert R. Bennett	60,216	*
Charles “Chip” V. Bergh(4)	111,452	*
Stacy Brown-Philpot	42,021	*
Stephanie A. Burns	51,937	*
Mary Anne Citrino(5)	163,802	*
Yoky Matsuoka	0	*
Stacey Mobley	43,810	*
Subra Suresh	25,236	*
Dion J. Weisler(6)	2,004,322	*
Claire Bramley(7)	30,282	*
Alex Cho(8)	58,378	*
Ron V. Coughlin	132,366	*
Steven J. Fieler	200,048	*
Tracy S. Keogh(9)	612,683	*
Catherine A. Lesjak(10)	744,067	*
Enrique J. Lores(11)	410,045	*
Kim M. Rivera	125,899	*
All current EO and Directors as a Group (17 persons)(12)	4,362,007	*
*	Represents holdings of less than 1% based on shares of our common stock outstanding as of December 31, 2018.
(1)	Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2019 by Dodge & Cox. According to its Schedule 13G/A, Dodge & Cox reported having sole voting power over 76,665,056 shares, shared voting power over no shares, sole dispositive power over 80,636,601 shares and shared dispositive power over no shares. The securities reported on the Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts, and which clients have the right to receive or the

Proxy Statement	63

Ownership of our Stock

power to direct the receipt of dividends from, and the proceeds from the sale of, HP’s stock. The Schedule 13G/A contained information as of December 31, 2018 and may not reflect current holdings of HP’s stock. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(2)	Based on the most recently available Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc. According to its Schedule 13G/A, BlackRock, Inc. reported having sole voting power over 90,480,780 shares, shared voting power over no shares, sole dispositive power over 107,109,970 shares and shared dispositive power over no shares. The Schedule 13G/A contained information as of December 31, 2018 and may not reflect current holdings of HP’s stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)	Based on the most recently available Schedule 13G/A filed by the Vanguard Group on February 12, 2019. According to its Schedule 13G/A, the Vanguard Group reported having sole voting power over 1,866,229 shares, shared voting power over 369,753 shares, sole dispositive power over 127,585,308 shares, and shared dispositive power over 2,179,399 shares. The Schedule 13G/A contained information as of December 31, 2018 and may not reflect current holdings of HP’s stock. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Includes 107,218 shares that Mr. Bergh has the right to acquire by exercise of stock options.
(5)	Includes 133,515 shares that Ms. Citrino has the right to acquire by exercise of stock options.
(6)	Includes 894,739 shares that Mr. Weisler has the right to acquire by exercise of stock options.
(7)	Includes 14,463 shares that Ms. Bramley has the right to acquire by exercise of stock options.
(8)	Includes 58,378 shares that Mr. Cho has the right to acquire by exercise of stock options.
(9)	Includes 318,560 shares that Ms. Keogh has the right to acquire by exercise of stock options.
(10)	Includes 306 shares held by Ms. Lesjak’s spouse and 479,220 shares that Ms. Lesjak has the right to acquire by exercise of stock options.
(11)	Includes 156,976 shares that Mr. Lores has the right to acquire by exercise of stock options.
(12)	Includes 2,163,069 shares that current executive officers and Directors have the right to acquire by exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and holders of more than 10% of HP’s stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based solely upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto furnished to us and the written representations of our Directors, executive officers and 10% stockholders, we believe that during fiscal 2018, all of our Directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

64	www.hpannualmeeting.com

Stockholder Proposal	Independent Board Chairman The Board recommends a vote AGAINST this proposal

This stockholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278 (the beneficial owner of 200 shares of HP Common Stock). The proponent has requested we include the proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the annual meeting.

This proposal and supporting statement are quoted verbatim below and HP is not responsible for any inaccuracies contained in them.

The HP Board recommends a vote AGAINST this proposal and its opposition statement can be found below.

Proposal 4 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Supporting Statement: The current HP Inc. guidelines allow management to flip flop between an independent chairman and a non-independent chairman.

Caterpillar is an example of a company changing course and naming an independent board chairman. Caterpillar had opposed a shareholder proposal for an independent board chairman at its annual meeting. Wells Fargo also changed course and named an independent board chairman.

In the year leading up to the submittal of this proposal our stock went from $21 to $24. This mild incline may have even been due almost completely to a June 2018 announcement of additional share repurchase authorization of up to $4 Billion which is supposed to increase the price of the stock.

However stock buybacks are a sign of short-termism for executives - sometimes boosting share price without boosting the underlying value, profitability, or ingenuity of the firm. A related issue is that buybacks draw money away from investment. A dollar spent repurchasing a share is a dollar that cannot be spent on new machinery, an acquisition, entry into a new market, or anything else. However the adoption of this proposal will cost HP Inc. virtually nothing yet it can improve board oversight of company performance.

Shareholders also gave 51% support to a 2018 shareholder proposal for a shareholder right to act by written consent. The 51% vote was an example of shareholders taking the initiative in improving the corporate governance of the company while management took a step backwards and abolished in-person annual meetings. Now our directors can be on the golf course during the annual meeting as long as they turn on their phones for a few minutes.

Investor relations can take control of the annual meeting. Investor relations can screen out the difficult questions and can spoon-feed vague answers to our CEO to any questions that are not screened out. There is no way a shareholder can ask for clarification of a vague or misleading answer on an important issue such as the $4 Billion share buyback program.

The lack of an in-person annual meeting means that a board meeting can be scheduled months after the virtual - meeting by which time any serious issues raised by shareholders under these onerous conditions will be long forgotten by the directors. Plus a virtual meeting guarantees that there will be no media coverage for the benefit of all shareholders.

Please vote to give us a shareholder right to an independent board chairman to help make up for our management abolishing in-person annual meetings:

Please vote yes:
Independent Board Chairman - Proposal 4

Proxy Statement	65

Stockholder Proposals

Statement in Opposition

The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is unnecessary and not in the best interests of the Company and its stockholders. The Board therefore recommends a vote AGAINST this proposal.

HP currently has an independent Chairman of the Board. The Board’s existing leadership and board structures enable strong independent oversight.

Our Board is currently led by an independent Chairman and our board leadership structure and practices promote effective and independent Board oversight.

Since July 2017, our Board has been led by Mr. Charles (“Chip”) V. Bergh—an independent Chairman who is well-versed in the needs of our complex business, has provided strong leadership to our Board and advice to management, promotes the involvement of all our independent directors in decision-making and has significant authority as described below. Our Board believes that our current structure best serves the present needs of HP and our stockholders by providing a strong governance process, empowerment for our independent Directors and enhancement of the overall function of the Board.

We have established a robust, well-defined and transparent mandate for the role of our independent Chairman. Specifically, our independent Chairman has a broad set of powers and responsibilities as outlined below.

Chairman Role

✓	Overseeing the planning of the annual Board calendar
✓	In consultation with the CEO and the other Directors, scheduling, approving and setting the agenda for meetings of the Board and chairing and leading the discussion at such meetings
✓	Chairing HP’s annual meeting of stockholders
✓	Being available in appropriate circumstances to speak on behalf of the Board and for consultation and direct communication with major stockholders upon request
✓	Providing guidance and oversight to management
✓	Helping with the formulation and implementation of HP’s strategic plan
✓	Serving as the Board liaison to management
✓	Having the authority to call meetings of the independent Directors and schedules, setting the agenda for, and presiding at executive sessions of the independent Directors
✓	Approving information sent to the Board
✓	Assisting the Chairs of the Board committees in preparing agendas for the respective committee meetings
✓	Working with the HRC Committee to coordinate the annual performance evaluation of the CEO
✓	Working with the NGSR Committee to oversee the Board and committee evaluations and recommending changes to improve the Board, the committees, and individual Director effectiveness
✓	Performing such other functions and responsibilities as set forth in the Corporate Governance Guidelines or as requested by the Board from time to time

While our Board’s preferred governance structure is to separate the roles of Chairman and CEO, the Board believes that it should ultimately have the flexibility to tailor its leadership structure to HP’s evolving circumstances, and not be limited by this proposal’s rigid approach.

Our Directors have a fiduciary duty to regularly evaluate and determine the most appropriate Board leadership structure for HP and our stockholders in light of HP’s specific and evolving circumstances. HP’s Corporate Governance Guidelines state that HP prefers a leadership structure which separates the Chairman and CEO roles, while also preserving the Board’s flexibility to determine the optimal leadership structure for HP, including, when and if appropriate, combining the positions of Chairman and CEO. For example, Mr. Bergh was appointed in 2017 to the position of independent Chairman when Meg Whitman, who served as our CEO from 2011-2015 and as our Chairman from 2015-2017, departed from the Board. As a non-independent Chairman with historical knowledge as well as wide-ranging business experience, Ms. Whitman’s appointment was key to HP’s immediate transition after its spin-off of Hewlett Packard Enterprise Company in 2015. Following the critical transition period, the company entered a new phase and the Board determined that Mr. Bergh’s deep experience in a variety of consumer goods businesses and his independent acumen would provide vital contributions to HP’s Board leadership in this changed landscape.

The adoption of a policy requiring that the Chairman of the Board always be an independent Director would limit the Board’s ability to choose the person best suited for the role at a particular time and deprive the Board of the ability to act in the best interests of the Company and all stockholders as circumstances warrant. Importantly, our Board continuously evaluates its leadership structure and has taken advantage of the flexibility afforded to it by the Corporate Governance Guidelines over the years in light of HP’s specific circumstances during various periods in our history as described above. Unlike the proposed inflexible mandate of the stockholder proposal, the existing preference set forth in the Corporate Governance Guidelines does not limit the Board’s discretion to act in the best interests of HP and our stockholders by selecting the best possible board leadership structure based on the relevant facts, circumstances and criteria as they exist at the time. The Board believes that this flexibility benefits HP and our stockholders because the Board is in the best position to determine our leadership structure given its knowledge of HP’s leadership team, strategic goals, opportunities and challenges.

Importantly, regardless of what leadership structure the Board may determine to adopt in the future, our Corporate Governance Guidelines provide for appointment of a Lead Independent Director in situations where the Chairman of the Board is not independent. As such, the Board prioritizes independent Board oversight at all times and believes that eliminating flexibility in the structure of Board leadership as facts and circumstances change and evolve, as the proponent requests, is unnecessarily rigid and could adversely impact the Company’s ability to respond to new challenges.

66	www.hpannualmeeting.com

Stockholder Proposals

HP’s corporate governance policies and practices further promote effective, independent Board oversight.

In addition to having an independent Chairman of the Board, HP’s Board has adopted policies and practices that provide our stockholders with meaningful rights and further promote Board independence and effective oversight of management.

As mentioned above, if our Chairman is not independent in the future, the independent Directors of the Board will appoint a Lead Independent Director who will have well-defined powers and duties. We have appointed a Lead Independent Director in such circumstances in the recent past, and the Lead Independent Director was a vital and robust part of our Board leadership. If in the future the independent Directors of the Board were to appoint a Lead Independent Director, the Board would define the Lead Independent Director’s powers and duties with thought and consideration to the particular circumstances, taking into account the experience and skill sets of the Chairman and such Lead Independent Director to promote Board independence and effective oversight of management.

Our current Chairman and all members of our key Board committees are independent. We also ensure that our committees themselves have robust governance practices, and our key Board committees are integral features of our commitment to independent Board leadership. With respect to overall independence of the Board, our Corporate Governance Guidelines require that a substantial majority of the Board consist of independent Directors and that the Board include no more than three Directors who are not independent. Our Board meets regularly in executive session and the independent Directors meet in executive session without the presence of management at least three times a year.

To ensure our Board remains robust and engaged, we have ongoing Board refreshment reviews and an annual self-evaluation process to determine whether the Board and its committees are functioning effectively. Our NGSR Committee also annually evaluates each individual Director and recommends to the Board whether each Director should be nominated for election to a further one-year term. When nominated, our Directors are elected annually, with a majority voting standard for uncontested elections and a Director resignation policy.

We have demonstrated a strong commitment to diversity of background and experience among our Directors. Our Board has been significantly refreshed in recent years, with 80% of our Directors including the current independent Chairman, having joined the Board from 2015 onwards. Non-employee Directors are expected to own Company stock equal to at least five times their annual cash Board retainer within five years of joining the Board.

Stockholders have meaningful proxy access and special meeting rights which have been strengthened in the past year with the lowering of our special meeting threshold to 15%. We have no supermajority voting provisions. We believe that each stockholder’s voice and vote matter and we ensure equality of access by utilizing a virtual meeting format, allowing each and every one of our stockholders to join regardless of location or economic position.

HP and our Board continually engage with stockholders regarding our corporate governance.

As discussed under “Corporate Governance – Stockholder Outreach,” our Board engages regularly with our stockholders, both directly and indirectly, such as through our Director video interview series. Our Board also seeks feedback from stockholders about our corporate governance policies and practices by conducting additional stockholder outreach and engagement throughout the year.

In fiscal 2018, we spoke with or received responses from stockholders that hold more than 43% of our outstanding shares as well as with leading proxy advisory firms. Our Board carefully considers stockholder feedback and makes changes to our corporate governance policies and practices as appropriate. For example, as this proposal mentions, in response to the 2018 stockholder support for a stockholder right to act by written consent, after engaging with stockholders representing over 50% of our outstanding shares at the time, stockholders representing over 38% of our outstanding shares at the time supported our proposal to lower our special meeting threshold in response to last year’s stockholder vote and preferred that approach to adopting a written consent right. As a result, the Board lowered our special meeting threshold to 15%, providing a robust enhancement to the rights of our stockholders. For more information on our stockholder engagement, please visit: https://investor.hp.com.

Board Recommendation

HP’s current, flexible board leadership structure is consistent with the policies of a majority of large, publicly traded U.S. companies, and the Board will continue to periodically evaluate the effectiveness of its leadership structure and make any appropriate future decisions based upon the best interest of HP and its stockholders at that time. It is important that our Board can continue to be able to assess all relevant facts and circumstances, in fulfillment of its fiduciary duty, to determine the leadership structure that is best suited to meet the needs of HP in the particular context.

For the aforementioned reasons, the Board believes that adoption of this proposal is unnecessary and would not be in the best interests of HP or our stockholders. Accordingly, the Board recommends that you vote AGAINST this proposal.

Vote Required

Approval of this stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

Proxy Statement	67

Questions and Answers

Proxy Materials

1.	Why am I receiving these materials?
We have made these materials available to you or delivered paper copies to you by mail in connection with our annual meeting of stockholders, which will take place online on Tuesday, April 23, 2019. As a stockholder, you are invited to participate in the annual meeting via live audio webcast and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the SEC rules and that is designed to assist you in voting your shares. See Questions 17 and 18 below for information regarding how you can vote your shares at the annual meeting or by proxy (without attending the annual meeting).

2.	What is included in the proxy materials?
The proxy materials include:
●our proxy statement for the 2019 annual meeting of stockholders; and ●our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2018.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting. If you received a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials, see Questions 17 and 18 below for information regarding how you can vote your shares.

3.	What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, the compensation of our Directors and certain executive officers for fiscal 2018 and other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?
This year, we are again using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of the Internet availability of the proxy materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

5.	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice of the Internet availability of the proxy materials.

In addition, we are providing proxy materials or notice of the Internet availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials or notice electronically. Those stockholders should receive an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

6.	How can I access the proxy materials over the Internet?
Your notice of the Internet availability of the proxy materials, proxy card, or voting instruction card will contain instructions on how to:
●view our proxy materials for the annual meeting on the Internet; and
●instruct us to send our future proxy materials to you electronically by e-mail.
●Our proxy materials are available at www.proxyvote.com/HP. Please have your 16-digit control number available to access them.

Our proxy materials are also publicly available on our dedicated annual meeting website at www.hpannualmeeting.com.

Your notice of the Internet availability of the proxy materials, proxy card, or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7.	How may I obtain a paper copy of the proxy materials?
Stockholders receiving a notice of the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the Internet availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

68	www.hpannualmeeting.com

Other Matters

8.	I share an address with another stockholder, and we received only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How may I obtain an additional copy?

If you share an address with another stockholder, you may receive only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, unless you have provided contrary instructions. If you are a beneficial owner and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting your individual broker. If you wish to receive a separate set of the proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) at:

By Internet: www.proxyvote.com/HP
By telephone: 1-800-579-1639
By e-mail: sendmaterial@proxyvote.com

If you request a separate set of the proxy materials or notice of Internet availability of the proxy materials by e-mail, please be sure to include your control number in the subject line. A separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please contact our transfer agent. See Question 22 below.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee and you wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please call Broadridge at:

1-866-540-7095

All stockholders also may write to HP at the address below to request a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable:

HP Inc. Materials Request
c/o Kris Valukis – West Corp
11 Farnsworth Street, 4th Floor
Boston, MA 02210

9.	I share an address with another stockholder, and we received more than one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How do we obtain a single copy in the future?

Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, and who wish to receive a single copy of such materials in the future may contact our transfer agent. See Question 22 below.

Beneficial owners of shares held through a broker, trustee, or other nominee sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at:

1-866-540-7095

10.	What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice, more than one e-mail, or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail, or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date, and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

11.	How may I obtain a copy of HP’s 2018 Form 10-K and other financial information?

Stockholders may request a free copy of our combined 2018 Annual Report and 2018 Proxy Statement, which includes our 2018 Form 10-K and the financial statements and the financial statement schedules for the last completed fiscal year, from:

HP Inc. Materials Request
c/o Kris Valukis – West Corp
11 Farnsworth Street, 4th Floor
Boston, MA 02210
 https://investor.hp.com/resources/information-request/default.aspx

Alternatively, stockholders can access the 2018 Annual Report on HP’s Annual Meeting site:

www.hpannualmeeting.com

All of HP’s filings, including the 2018 Form 10-K are also available on HP’s Investor Relations site:

https://investor.hp.com

We also will furnish any exhibit to the 2018 Form 10-K if specifically requested.

Proxy Statement	69

Other Matters

Voting Information

12.	What proposals will be voted at the meeting? How does the Board recommend that I vote and what is the voting requirement for each of the proposals?

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	FOR EACH NOMINEE	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of the shares present, in person or represented by proxy, and entitled to vote	Same as “AGAINST”	No Broker Non-Votes (Routine Matter)
Advisory Vote to Approve Executive Compensation (“Say on Pay” Vote)	FOR	Majority of the shares present, in person or represented by proxy, and entitled to vote	Same as “AGAINST”	None
Stockholder Proposal: Independent Board Chairman	AGAINST	Majority of the shares present, in person or represented by proxy, and entitled to vote	Same as “AGAINST”	None

We also will consider any other business that properly comes before the annual meeting. See Question 29 below.

13. What are broker non-votes?

If you are the beneficial owner of shares held in the name of a broker, trustee, or other nominee and do not provide that broker, trustee, or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the rules of the New York Stock Exchange, brokers, trustees, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 2 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR ratification of the appointment of our independent registered public accounting firm, FOR the approval of the compensation of our named executive officers (“say on pay” vote), and AGAINST the stockholder proposal regarding an independent chairman).

For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern Time, on April 18, 2019, your shares will be voted in proportion to the way the shares held by the other HP 401(k) Plan participants are voted, except as may be otherwise required by law.

14. Is cumulative voting permitted for the election of Directors?

No, you may not cumulate your votes in the election of Directors. At the 2016 Annual Meeting, our stockholders approved an amendment to the Certificate of Incorporation eliminating cumulative voting. Therefore, cumulative voting is no longer available to our stockholders.

15. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

●	Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote your shares during the meeting.
●	Beneficial Owner—If your shares are held in a brokerage account, by a trustee, or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote, or to vote your shares during the annual meeting (other than shares held in the HP’s 401(k) Plan (the “HP 401(k) Plan”), which must be voted prior to the annual meeting).

16. Who is entitled to vote and how many shares can I vote?

Each holder of shares of HP common stock issued and outstanding as of the close of business on February 22, 2019, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through our dividend reinvestment program and employee stock purchase plans, and shares held through our Direct Registration Service; and (2) shares held for you as the beneficial owner through a broker, trustee, or other nominee.

On the record date, HP had approximately 1,533,501,819 shares of common stock issued and outstanding.

17. How can I vote my shares during the annual meeting?

This year’s annual meeting will be held entirely online to allow greater participation. Stockholders may participate in the annual meeting by visiting either of the following websites:

www.hpannualmeeting.com or
https://hp.onlineshareholdermeeting.com

70	www.hpannualmeeting.com

Other Matters

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the annual meeting, except that shares held in the HP 401(k) Plan cannot be voted electronically during the annual meeting. If you hold shares in the HP 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on April 18, 2019 for the trustee to vote your shares. However, holders of shares in the HP 401(k) Plan will still be able to view the annual meeting webcast and ask questions during the annual meeting.

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

18. How can I vote my shares without participating in the annual meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee, or other nominee as the beneficial owner, you may direct how your shares are voted without participating in the annual meeting. There are three ways to vote by proxy:

●	VIA THE INTERNET: Stockholders who have received a notice of the Internet availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the Internet availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
●	VIA TELEPHONE: Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of the Internet availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the Internet availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee. Those stockholders should check the voting instruction card for telephone voting availability.
●	VIA MAIL: Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

19. What is the deadline for voting my shares?

If you hold shares as the stockholder of record, or through HP’s 2011 Employee Stock Purchase Plan (the “ESPP”), your vote by proxy must be received before the polls close during the annual meeting.

If you hold shares in the HP 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on April 18, 2019 for the trustee to vote your shares. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

20. May I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote during the annual meeting, except that any change to your voting instructions for shares held in the HP 401(k) Plan must be provided by 11:59 p.m., Eastern Time, on April 18, 2019 as described above.

If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at the address below in Question 33 prior to your shares being voted; or (3) participating in the annual meeting and voting your shares electronically during the annual meeting. Participation in the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by participating in the meeting and electronically voting your shares during the meeting (except that shares held in the HP 401(k) Plan cannot be voted electronically at the annual meeting).

21. Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the votes; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to management.

22. What if I have questions for our transfer agent?

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership, or other matters pertaining to your stock account.

EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
1-800-286-5977 (U.S. and Canada)
1-651-450-4064 (International)

A dividend reinvestment and stock purchase program is also available through our transfer agent. For information about this program, please contact our EQ Shareowner Services transfer agent as follows:

EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
1-800-286-5977 (U.S. and Canada)
1-651-450-4064 (International)

Proxy Statement	71

Other Matters

23. How can I attend the annual meeting?

This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted through an audio webcast. You are entitled to participate in the annual meeting only if you were an HP stockholder or joint holder as of the close of business on February 22, 2019 or if you hold a valid proxy for the annual meeting.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.hpannualmeeting.com or https://hp.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the HP 401(k) Plan, which must be voted prior to the meeting).

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 2:00 p.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 1:30 p.m., Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.

24. What is the pre-meeting forum and how can I access it?

The online format for the annual meeting allows us to communicate more effectively with you. Our pre-meeting forum, where you can submit questions in advance of the annual meeting, can be entered by visiting our dedicated annual meeting website www.hpannualmeeting.com or by visiting www.proxyvote.com/HP. The annual meeting website also contains the contents of this proxy statement in a user-friendly format and has complete PDF copies of our proxy statement and annual report available for download.

25. Why a virtual meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.hpannualmeeting.com or https://hp.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the HP 401(k) Plan, which must be voted prior to the meeting).

26.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (Toll-free)
1-720-378-5962 (Toll line)

27. How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 13 above are counted for the purpose of determining the presence of a quorum.

28. What if a quorum is not present at the annual meeting?

If a quorum is not present at the scheduled time of the annual meeting, then either the chairman of the annual meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the annual meeting are authorized by our Bylaws to adjourn the annual meeting until a quorum is present or represented.

29. What happens if additional matters are presented at the annual meeting?

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Dion J. Weisler, Steven J. Fieler, and Kim M. Rivera, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this proxy statement is not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board or the Board may choose to reduce the size of the Board or keep a vacancy on the Board.

30. Who will serve as inspector of elections?

The inspector of elections will be a representative from an independent firm, Broadridge.

31. Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

32. Who will bear the cost of soliciting votes for the annual meeting?

HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. We have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with these services. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

72	www.hpannualmeeting.com

Other Matters

33.	What is the deadline to propose actions (other than Director nominations) for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than October 29, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
HP Inc.
1501 Page Mill Road
Palo Alto, California 94304
Fax: 650-275-9138

For a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

●	not earlier than the close of business on December 25, 2019; and
●	not later than the close of business on January 24, 2020.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

●	90 days prior to the meeting; and
●	10 days after public announcement of the meeting date.

Deadlines for the nomination of Director candidates are discussed in Question 35 below.

34.	How may I recommend individuals to serve as Directors and what is the deadline for a Director recommendation?

You may recommend Director candidates for consideration by the NGSR Committee. Any such recommendations should include verification of the stockholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 33 above. See “Proposal No. 1—Election of Directors—Director Nominees and Director Nominees’ Experience and Qualifications” for more information regarding our Board membership criteria.

A stockholder may send a recommended Director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our annual meeting.

35.	How may I nominate individuals to serve as Directors and what are the deadlines for a Director nomination?

Our Bylaws permit stockholders to nominate Directors for consideration at an annual meeting. To nominate a Director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a Director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), in general the notice must be received by the Corporate Secretary between the close of business on December 25, 2019 and the close of business on January 24, 2020, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 33 above.

In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include Director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include Director candidates in our annual meeting proxy statement must own 3% or more of HP’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of Directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 11 Directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of HP common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

●	not earlier than the close of business on November 25, 2019; and
●	not later than the close of business on December 25, 2019.

36.	How may I obtain a copy of the provisions of our Bylaws regarding stockholder proposals and Director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating Director candidates. Our Bylaws also are available on our investor relations website at https://investor.hp.com.

37. Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders: (877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

Proxy Statement	73

HP INC.
1501 PAGE MILL ROAD
PALO ALTO, CA 94304

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com/HP

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to HP.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E55158-P16802-Z73798	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HP INC.

Management Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

1.	To elect each of the 11 director nominees named in the proxy statement
			For	Against	Abstain
Nominees:

	1a.	Aida M. Alvarez	☐	☐	☐

	1b.	Shumeet Banerji	☐	☐	☐

	1c.	Robert R. Bennett	☐	☐	☐

	1d.	Charles V. Bergh	☐	☐	☐

	1e.	Stacy Brown-Philpot	☐	☐	☐

	1f.	Stephanie A. Burns	☐	☐	☐

	1g.	Mary Anne Citrino	☐	☐	☐

	1h.	Yoky Matsuoka	☐	☐	☐

	1i.	Stacey Mobley	☐	☐	☐

	1j.	Subra Suresh	☐	☐	☐

	1k.	Dion J. Weisler	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain

2.	To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2019	☐	☐	☐

3.	To approve, on an advisory basis, HP Inc.’s executive compensation	☐	☐	☐

Stockholder Proposal

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

4.	Stockholder proposal to require HP Inc. to amend its governance documents to require an independent Chairman of the Board if properly presented at the annual meeting	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2019 Notice and Proxy Statement and 2018 Annual Report With Form 10-K
are available at www.proxyvote.com/HP

E55159-P16802-Z73798

HP INC.
Annual Meeting of Stockholders
April 23, 2019 2:00 p.m., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Dion J. Weisler, Steven J. Fieler and Kim M. Rivera, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of HP Inc. held of record or in an applicable plan by the undersigned at the close of business on February 22, 2019, at the Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Time, on Tuesday, April 23, 2019, or any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made and for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by HP Inc., voting instructions with respect to such plan shares must be provided by 11:59 p.m., Eastern Time, on April 18, 2019, in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement, unless contrary to ERISA/applicable law. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side